DRAFTED BY, RECORDING REQUESTED
BY AND WHEN
RECORDED RETURN TO:

Rachel S. Brown, Esq.
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661

MORTGAGE, SECURITY AGREEMENT AND

FIXTURE FILING

BY

HINES REIT MINNEAPOLIS INDUSTRIAL LLC,
a Delaware limited liability company,

as Borrower

TO

METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation,

as Lender

December 20, 2007
MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

DEFINED TERMS
Execution Date: December 20, 2007
Note:  The promissory note dated as of the Execution Date made by Borrower to the order of Lender in the principal amount of Forty-Five Million and No/00 Dollars ($45,000,000.00) (herein referred to as the “Note”).  The Note has a Maturity Date of January 1, 2013.

Lender & Address:                                                      Metropolitan Life Insurance Company, a New York corporation
10 Park Avenue
Morristown, New Jersey 07962
Attention:  Senior Vice President, Real Estate Investments

With a Copy to:                                           Metropolitan Life Insurance Company
125 S. Wacker Drive, Suite 1100
Chicago, Illinois 60606
Attention:  Director, Mortgage Portfolio Services

Borrower & Address:                                                      Hines REIT Minneapolis Industrial LLC,
a Delaware limited liability company
c/o Hines Interests Limited Partnership
2800 Post Oak Blvd., Suite 5000
Houston, Texas 77056
Attention:  Charles N. Hazen

With a Copy to:                                           Hines Interests Limited Partnership
1 South Dearborn Street
Suite 2000
Chicago, Illinois 60603
Attention: C. Kevin Shannahan

With a Copy to:                                           Baker Botts L.L.P.
2001 Ross Avenue
Suite 600
Dallas, Texas 75201-2980
Attn:  Joel M. Overton, Jr.

With a Copy to:                                                      Hines REIT Minneapolis Industrial LLC
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056
Attention: Jason P. Maxwell

County and State in which the Property is located: Hennepin and Ramsey Counties, State of Minnesota
Use: office, retail, industrial, commercial, warehouse and/or parking
Insurance:

Full Replacement Cost

Boiler and Machinery: Full Replacement Cost

Business Income: In an amount sufficient to recover twelve (12) months Business Income (as defined in Section 3.01(a)(3) hereof)

Ordinance and Law: In the amount of $25,000,000.00.

Windstorm: Full Replacement Cost plus an amount sufficient to recover twelve (12) months Business Income and subject to deductibles as approved Lender.

Terrorism: $45,000,000.00

Commercial General Liability:  Required Liability Limits: $25,000,000.00

Address for Insurance Notification:
Metropolitan Life Insurance Company
        its affiliates and/or successors and assigns
       10 Park Avenue
       Morristown, NJ   07962
       Attn:  Insurance Risk Manager

The Note, this Mortgage, the Initial Company Guaranty, the Pledge and Security Agreement Hines (MN) and any other documents executed by Borrower and related to the Note and/or this Mortgage, including without limitation, the Other Mortgages and Other Notes (each as defined herein) and all renewals, amendments, modifications, restatements and extensions of these documents (except the Indemnity Agreement).  Initial Payment Guaranty: Payment Guaranty dated as of the Execution Date and executed by Hines REIT 2007 Facility Holdings LLC, a Delaware limited liability company (“Hines Facility”) in favor of Lender.  Pledge and Security Agreement Hines (MN): Pledge and Security Agreement dated as of the Execution Date and executed by Hines Facility in favor of Lender and acknowledged by Borrower.  Indemnity Agreement:  Unsecured Indemnity Agreement dated as of the Execution Date and executed by Borrower in favor of Lender.  The Indemnity Agreement is not a Loan Document and shall survive in accordance with its terms the repayment of the Loan or other termination of the Loan Documents.  Liable Party or Liable Parties:  Any indemnitor with respect to the Loan, the Loan Documents or Indemnity Agreement.

This MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is entered into as of the Execution Date by Borrower to Lender with reference to the following Recitals:

RECITALS

A.  This Mortgage secures: (1) the payment of the indebtedness evidenced by the Note with interest at the rate set forth in the Note, together with (a) the payment of the indebtedness evidenced by that certain promissory note listed on Exhibit D attached hereto and made a part hereof and (b) all other promissory notes, if any, issued for any future“Loan” as defined in the $750,000,000.00 Loan Facility Agreement between Hines Facility and Borrower dated as of December 20, 2007 (said agreement, as amended, modified, supplemented, consolidated, extended or restated from time to time, is herein referred to as, the“Loan Facility Agreement”) (all such promissory notes referenced in 1(a) and 1(b)  are herein referred to as, the “Other Notes”) together with all renewals, modifications, consolidations and extensions of the Note and Other Notes, all additional advances or fundings made by Lender pursuant to the terms of or as permitted by the Loan Documents, and any other amounts required to be paid by Borrower under any of the Loan Documents, (collectively,  the “Secured Indebtedness”, and sometimes referred to as the “Loan”) and (2) the full performance by (a) the grantor or trustor, as applicable, under that certain deed of trust listed on Exhibit E attached hereto and made a part hereof and (b) all other mortgages and deeds of trust and similar instruments, if any, which secure a“Loan” under the Loan Facility Agreement  (as any of such agreements referenced in 2(a) and 2(b) are amended, modified, supplemented, consolidated, extended or restated from time to time, the “Other Mortgages”, and the grantors or trustors or mortgagors or borrowers, as applicable, under the Other Mortgages are collectively the “Other Borrowers” and individually, as the context may require, an “Other Borrower”) of all of the terms, covenants and obligations set forth in any of the Loan Documents or the Loan Facility Agreement.  The Other Mortgages by their terms secure the Note and the Other Notes, except as specifically provided in the Loan Facility Agreement.  The term “Real Property”, as defined in each of the Other Mortgages, is referred to herein individually as,  an “Other Mortgage Real Property” and collectively as, the “Other Mortgage Real Properties”.

B.  Borrower makes the following covenants and agreements for the benefit of Lender .

NOW, THEREFORE, IN CONSIDERATION of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower agrees as follows:

Article I.

GRANT OF SECURITY

Section 1.01                                  REAL PROPERTY GRANT.  Borrower irrevocably mortgages, sells, transfers, grants, conveys, assigns and warrants to Lender, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Borrower’s present and future estate, right, title and interest in and to the following which are collectively referred to as the “Real Property”:

(a)  that certain real property located in the County and State which is more particularly described in Exhibit A attached to this Mortgage or any portion of the real property; all easements, rights-of-way, gaps, strips and gores of land benefiting or forming a part of said real property; streets and alleys abutting or in any way benefiting said real property; sewers and water rights in any way benefiting said real property; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Borrower with respect to these items, and the benefits of any existing or future conditions, covenants and restrictions affecting the real property (collectively, the “Land”);

(b)  all things now or hereafter owned by Borrower and affixed to or placed on the Land, including all buildings, structures and improvements, all fixtures and all machinery, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, and other property now or in the future owned by Borrower and attached, or installed in or forming a part of the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the “Improvements”);

(c)  all present and future income, rents, revenue, profits, proceeds, accounts receivable and other benefits from the Land and/or Improvements which Borrower is or may be entitled to receive and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Borrower, any advance payment of real estate taxes or assessments, or insurance premiums made by Borrower in connection with the Land and/or Improvements and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to Borrower in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of this Mortgage (“Insurance Proceeds”) (all of the items set forth in this paragraph are referred to collectively as “Rents and Profits”);

(d)  all damages, payments and revenue of every kind that Borrower may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;

(e)  all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements; and

(f)  all licenses, contracts, management agreements, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements.

TO HAVE AND TO HOLD the Real Property, unto Lender, its successors and assigns, forever subject to the terms, covenants and conditions of this Mortgage.

Section 1.02                                  PERSONAL PROPERTY GRANT.  Borrower irrevocably sells, transfers, grants, conveys, assigns and warrants to Lender, its successors and assigns, a security interest in Borrower’s interest in the following personal property which is collectively referred to as “Personal Property”:

(a)  any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is owned by Borrower and attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property;

(b)  all rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Borrower in common with others and all documents of membership in any owner’s association or similar group;

(c)  all plans and specifications prepared for construction of the Improvements; and all contracts and agreements of Borrower relating to the plans and specifications or to the construction of the Improvements;

(d)  all appliances, furniture, furnishings, building materials, supplies, computers and software, window coverings and floor coverings, lobby furnishings, equipment, machinery, fixtures, goods, accounts, general intangibles, letters of credit, deposit accounts, documents, instruments and chattel paper owned by Borrower and used in connection with the ownership, operation, management and/or leasing of the Real Property, and all substitutions, replacements of, and additions to, any of the these items;

(e)  all sales agreements, escrow agreements, similar agreements entered into with respect to the sale of any part of the Real Property, all deposits made in connection therewith and all net proceeds from any such sales (provided, however, Lender shall have no rights of approval or consent with respect to any such sales, escrow or other agreements);

(f)  all proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including judgments, condemnation awards or otherwise); and

(g)  all names by which the Land and/or Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or Improvements.

Notwithstanding the foregoing, the term “Personal Property” shall not include any trade fixtures or other personal property owned by tenants of the Property except to the extent that Borrower as landlord holds an interest in any such tenant’s trade fixtures or other personal property under any lease.

All of the Real Property and the Personal Property are collectively referred to as the “Property.”

Section 1.03                                  CONDITIONS TO GRANT.  If Borrower shall pay to Lender the Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, and if Borrower shall perform and observe each of the terms, covenants and agreements set forth in the Loan Documents and the Loan Facility Agreement, to the extent then required to be performed, then this Mortgage and all the rights granted by this Mortgage shall be released by Lender in accordance with the laws of the State (as defined in Section 14.05).

Article II.

BORROWER COVENANTS

Section 2.01                                  DUE AUTHORIZATION, EXECUTION, AND DELIVERY.

(a)  Borrower represents and warrants that the execution of the Loan Documents and the Indemnity Agreement have been duly authorized and there is no provision in the organizational documents of Borrower requiring further consent for such action by any other entity or person.

(b)  Borrower represents and warrants that it is duly organized, validly existing and is in good standing under the laws of the state of its formation and in the State of Minnesota, that it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.

(c)  Borrower represents and warrants that the execution, delivery and performance of the Loan Documents will not result in Borrower’s being in default under any provision of its organizational documents or of any deed of trust, mortgage, lease, credit or other agreement to which it is a party or which affects it or the Property.

(d)  Borrower represents and warrants that the Loan Documents and the Indemnity Agreement have been duly authorized, executed and delivered by Borrower and constitute valid and binding obligations of Borrower which are enforceable in accordance with their terms.

Section 2.02                                  PERFORMANCE BY BORROWER.  Borrower shall pay the Secured Indebtedness to Lender and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents.

Section 2.03                                  WARRANTY OF TITLE.

(a)  Borrower warrants that it holds marketable and indefeasible fee simple absolute title to the Real Property, and that it has the right and is lawfully authorized to sell, convey or encumber the Property subject only to those property specific exceptions to title contained in Schedule B-1 of the title insurance policy or policies which have been approved by Lender (the “Permitted Exceptions”).  The Property is free from all due and unpaid taxes, assessments and mechanics’ and materialmen’s liens.

(b)  Borrower further covenants to warrant and forever defend Lender from and against all persons claiming any interest in the Property, subject, however, to the Permitted Exceptions.

Section 2.04                                  TAXES, LIENS AND OTHER CHARGES.

(a)  Unless otherwise paid to Lender as provided in Section 2.05 or contested by Borrower in accordance with the provisions hereinafter set forth, Borrower shall pay all real estate and other taxes and assessments which may be payable, assessed, levied, imposed upon or become a lien on or against any portion of the Property (all of the foregoing items are collectively referred to as the “Imposition(s)”).  The Impositions shall be paid not later than ten (10) days before the dates on which the particular Imposition would become delinquent and Borrower shall produce to Lender receipts of the imposing authority, or other evidence reasonably satisfactory to Lender, evidencing the payment of the Imposition in full.  If Borrower elects by appropriate legal action to contest any Imposition, Borrower shall first deposit cash with Lender as a reserve in an amount which Lender reasonably determines is sufficient to pay the Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest. If Borrower deposits this sum with Lender, Borrower shall not be required to pay the Imposition provided that the contest operates to prevent enforcement or collection of the Imposition, or the sale or forfeiture of, the Property, and is prosecuted with due diligence and continuity.  Upon termination of any proceeding or contest, Borrower shall pay the amount of the Imposition as finally determined in the proceeding or contest.  Provided that there is not then an Event of Default (as defined in Section 11.01), the monies which have been deposited with Lender pursuant to this Section shall be applied toward such payment and the excess, if any, shall be returned to Borrower.

(b)  In the event of the passage, after the Execution Date, of any law which deducts from the value of the Property, for the purposes of taxation, any lien or security interest encumbering the Property, or changing in any way the existing laws regarding the taxation of mortgages, deeds of trust and/or security agreements or debts secured by these instruments, or changing the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Impositions upon Lender, at Lender’s option, the Secured Indebtedness shall be due and payable on the earlier of (i) one hundred twenty (120) days after written notice to Borrower, or (ii) the date upon which the Secured Indebtedness must be repaid in order to permit Lender to lawfully avoid the consequences of such law or the payment of any Impositions, but no Prepayment Fee or other premium or penalty shall be due in connection therewith..  Notwithstanding the preceding sentence, the Lender’s election to accelerate the Loan shall not be effective if (1) Borrower is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (2) Borrower agrees in writing to pay or reimburse Lender in accordance with Section 11.07 for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding.

Section 2.05                                  Section 2.05                                ESCROW DEPOSITS.  Without limiting the effect of Section 2.04 and Section 3.01, at any time within six (6) months of becoming aware of the occurrence of any of the following, Lender may require in its absolute discretion that Borrower begin paying Lender monthly deposits of (a) Impositions and (b) premiums for the insurance policies required under this Mortgage (collectively the “Premiums”), as applicable, notwithstanding the fact that the default may be cured, or that the transfer or change be approved by Lender: (i) an Event of Default under the Loan Documents or the Indemnity Agreement; (ii) Borrower no longer owns the Property, except in the case of a Permitted Transfer (as defined in Section 10.01); (iii) there has been a change, other than a Permitted Transfer, in the Borrower or in the general partners, stockholders or members of Borrower or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising the general partners of Borrower; or (iv)  with respect to Premiums only, at any time Borrower fails to furnish Lender, not later than ten (10) days before the dates on which any Premium would become delinquent, receipts for the payment of such Premium or appropriate proof of issuance of a new policy which continues in force the insurance coverage of the expiring policy.  In the event that deposits of Impositions and Premiums are required pursuant to this Section 2.05, Borrower shall pay to Lender monthly deposits of all Impositions and Premiums, as applicable, on the same date the monthly installment is payable under the Note and in an amount equal to one-twelfth (1/12) of the annual charges for these items as reasonably estimated by Lender until such time as Borrower has deposited an amount equal to the annual charges for these items. The deposits shall be held by Lender with interest being payable to Borrower and Lender may commingle the deposits with other funds of Lender.  If Lender sells or assigns the Loan to an unaffiliated lender, the deposits shall thereafter be made into an interest bearing account at a mutually approved national bank.

Section 2.06                                  CARE AND USE OF THE PROPERTY.

(a)  Borrower represents and warrants to Lender as follows:

(i)  To Borrower’s knowledge, all authorizations, licenses, including without limitation liquor licenses, if any, and operating permits required to allow the Improvements to be operated for the Use have been obtained, paid for and are in full force and effect.

(ii)  To Borrower’s knowledge, the Improvements and their Use comply with (and no notices of violation have been received in connection with) all Requirements (as defined in this Section) and Borrower shall at all times comply in all material respects with all present or future Requirements affecting or relating to the Property and/or the Use.  Borrower shall furnish Lender, on request, proof of compliance with the Requirements.  Borrower shall not use or knowingly permit the use of the Property, or any part thereof, for any illegal purpose.  “Requirements” shall mean all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part of the Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including permits, licenses and/or certificates that may be necessary from time to time to comply with any of the these requirements.

(iii)  To Borrower’s knowledge, Borrower has complied in all material respects with all requirements of all instruments and agreements affecting the Property, whether or not of record, including without limitation all covenants and agreements by and between Borrower and any governmental or regulatory agency pertaining to the development, use or operation of the Property. Borrower, at its sole cost and expense, shall, subject to the provisions of this Mortgage, keep the Property in good order, condition, and repair, and make all necessary structural and non-structural, ordinary and extraordinary repairs to the Property and the Improvements.

(iv)  Borrower shall abstain from, and not knowingly permit, the commission of material physical waste to the Property and shall not remove or alter in any substantial manner, the structure or character of any Improvements without the prior written consent of Lender; provided, however, Lender’s consent shall not be required for alterations which (1) are made pursuant to the terms of Leases either approved by Lender or as to which Lender’s approval is not required hereunder or (2) do not adversely affect any structural component of the Property and the aggregate cost of which does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00).

(v)  To Borrower’s knowledge, the zoning approval for the Property is not dependent upon the ownership or use of any property which is not encumbered by this Mortgage.

(vi)  To Borrower’s knowledge, construction of the Improvements on the Property (other than any ongoing tenant improvement work) is complete.

(vii)  To Borrower’s knowledge, the Property is in good repair and condition, free of any material damage, other than that disclosed in that certain Property Condition Report described on Exhibit C and delivered to Lender.

(b)  Lender shall have the right, at any time and from time to time during normal business hours and upon two (2) days advance written notice to Borrower (other than in an emergency situation or during the continuance of an Event of Default, in which case no written notice shall be required), to enter the Property in order to ascertain Borrower’s compliance with the Loan Documents, to examine the condition of the Property, to perform an appraisal, to undertake surveying or engineering work, and to inspect premises occupied by tenants. Borrower, subject however, to the terms and provisions of the tenants’ leases.  Borrower shall cooperate with Lender performing these inspections.  If an Event of Default exists, Borrower shall pay all costs incurred by Lender in connection with any such inspection.

(c)  Borrower shall use, or cause to be used, the Property only for the Use. Borrower shall not use, or permit the use of, the Property for any other use without the prior written consent of Lender.  Borrower shall not file or record a declaration of condominium, master mortgage or deed of trust or any other similar document evidencing the imposition of a so-called “condominium regime” whether superior or subordinate to this Mortgage and Borrower shall not permit any part of the Property to be converted to, or operated as, a “cooperative apartment house” whereby the tenants or occupants participate in the ownership, management or control of any part of the Property.

(d)  Without the prior written consent of Lender, Borrower shall not (i) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Property or seek any variance under existing zoning ordinances, (ii) use or permit the use of the Property in a manner which may result in the Use becoming a non-conforming use under applicable zoning ordinances, or (iii) subject the Property to restrictive covenants.

Section 2.07                                  COLLATERAL SECURITY INSTRUMENTS.  Borrower covenants and agrees that if Lender at any time holds additional security for any obligations secured by this Mortgage, it may enforce its rights and remedies with respect to such security, at its option, either before, concurrently or after a sale of the Property is made pursuant to the terms of this Mortgage.  Lender may apply the proceeds of the additional security to the Secured Indebtedness without affecting or waiving any right to any other security, including the security under this Mortgage, and without waiving any breach or default of Borrower under this Mortgage or any other Loan Document.

Section 2.08                                  SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.

(a)  Borrower shall notify Lender within five (5) days of the commencement, or receipt of notice, of any and all actions or proceedings or other material matter or claim affecting the Property and/or the interest of Lender under the Loan Documents which accrue or arise at any time prior to the foreclosure of this Mortgage or other transfer of title to the Property in extinguishment of the Secured Indebtedness (collectively, “Actions”).  Borrower shall appear in and defend any Actions.

(b)  Lender shall have the right, at the cost and expense of Borrower, to institute, maintain and participate in Actions and take such other action, as it may deem appropriate in the good faith exercise of its discretion to preserve or protect the Property and/or the interest of Lender under the Loan Documents.  Any money paid by Lender under this Section shall be reimbursed to Lender in accordance with Section 11.07 hereof.

Section 2.09                                  Section 2.09  LIENS AND ENCUMBRANCES.  Without the prior written consent of Lender, to be exercised in Lender’s sole and absolute discretion, Borrower shall not create, place or allow to remain any lien or encumbrance on the Property, other than the Permitted Exceptions, including deeds of trust, mortgages, security interests, conditional sales, mechanic liens, tax liens or assessment liens regardless of whether or not they are subordinate to the lien created by this Mortgage (collectively, “Liens and Encumbrances”).  If any Liens and Encumbrances are recorded against the Property or any part of the Property, Borrower shall notify Lender within five (5) days after receipt of notice of any Liens or Encumbrances recorded against the Property and Borrower shall obtain a discharge and release of, or bond over, in a manner satisfactory to Lender, any Liens and Encumbrances within twenty (20) days after receipt of notice of their existence, but in all events prior to the foreclosure thereof.

Section 2.10                                  SINGLE PURPOSE ENTITY.  Borrower represents, warrants, and covenants with Lender that it has not and shall not: (i) engage in business other than owning, managing, leasing, repairing, maintaining and operating the Property; (ii) acquire or own a material asset other than the Property and incidental personal property; (iii) maintain its assets in a way difficult to segregate and identify, or commingle its assets with the assets of any other person or entity; (iv) fail to hold itself out to the public as a legal entity separate from any other; (v) fail to conduct business solely in its name or fail to maintain records, accounts or bank accounts separate from any other person or entity; or (vi) dissolve, liquidate, consolidate, merge or sell all or substantially all of its assets, except as permitted under Section 10.01 of this Agreement.

Article III.

INSURANCE

Section 3.01                                  REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.

(a)  During the term of this Mortgage, Borrower at its sole cost and expense must provide insurance policies and certificates of insurance for types of insurance described below all of which must be satisfactory to Lender as to form of policy, amounts, deductibles, sublimits, types of coverage, exclusions and the companies underwriting these coverages.  In no event shall such policies be terminated or otherwise allowed to lapse without replacement policies in effect complying with the requirements set forth below.  Borrower shall be responsible for its own deductibles.  Borrower shall also pay for any insurance, or any increase of policy limits, not described in this Mortgage which Borrower requires for its own protection or for compliance with government statutes.  Borrower’s insurance shall be primary and without contribution from any insurance procured by Lender including, without limitation, any insurance obtained by Lender pursuant to Section 3.01 (d) hereof.

Policies of insurance shall be delivered to Lender in accordance with the following requirements:

(1)           Property insurance on the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils,”   in each case (i) in an amount equal to 100% of the “Full Replacement Cost” (as hereinafter defined) of the Improvements and Personal Property with a waiver of depreciation and with a Replacement Cost Endorsement; (ii) containing no coinsurance provisions or, if such provisions are contained therein, then containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (iii) providing for no deductible in excess of $250,000.00; and (iv) containing Ordinance or Law Coverage, Operation of Building Laws, Demolition Costs and Increased Cost of Construction in an amount reasonably required by Lender. The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Borrower and approved by Lender or by an engineer or appraiser in the regular employ of the insurer.  The “Full Replacement Cost” for purposes of this Article III shall mean the estimated total cost of construction required to replace the Improvements with a substitute of like utility, and using modern materials and current standards, design and layout.  For purposes of calculating Full Replacement Cost direct (hard) costs shall include, without limitation, labor, materials, supervision and contractor’s profit and overhead and indirect (soft) costs shall include, without limitation, fees for architect’s plans and specifications, construction financing costs, permits, sales taxes, insurance and other costs included in the Marshall Valuation Service published by Marshall & Swifts.

(2)           Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (i) to be on the so-called “occurrence” form with a combined single limit of not less than the amount set forth in the Defined Terms; (ii) to continue at not less than this limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (iii) to cover at least the following hazards: (a) premises and operations; (b) products and completed operations on an “if any” basis; (c) independent contractors; (d) blanket contractual liability for all written and oral contracts; and (e) contractual liability covering the indemnities contained in this Mortgage to the extent available.

(3)           Business Income insurance in an amount sufficient to prevent Borrower from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover twelve (12) months “Business Income” (as hereinafter defined) and with an Extended Period of Indemnity of twelve (12) months.  The amount of such insurance shall be increased from time to time during the terms of this Mortgage as and when new leases and renewal leases are entered into and rents payable increase or the annual estimate of gross income from occupancy of the Property increases to reflect such rental increases.  “Business Income” shall mean the sum of (i) the total anticipated gross income from occupancy of the Property, (ii) the amount of all charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants to Borrower, (iii) the fair market rental value of any portion of the Property which is occupied by Borrower, and (iv) any other amounts payable to Borrower or to any affiliate of Borrower pursuant to Leases.

(4)           If Lender determines at any time that any part of the Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Borrower will maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the lesser of (i) Full Replacement Cost or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended.

(5)           During the period of any construction or renovation or alteration of the Improvements in an amount greater than $250,000.00, a so-called “Builder’s All Risk” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Lender including an Occupancy endorsement and Worker’s Compensation Insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the State of Minnesota.

(6)           Workers’ Compensation insurance, subject to the statutory limits of the State of Minnesota, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000  for disease in the aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operations (if applicable).

(7)           Boiler & Machinery insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements.  These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown.

(8).                      Insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of terrorism in an amount not less than $45,000,000.00, and of such types, with such deductibles, issued by such companies, and on such forms of insurance policies required by Lender and as may be commercially available. Coverage may be included in Borrower’s all-risk property insurance policy or in the form of a blanket policy or a stand-alone policy, in each case in a manner reasonably satisfactory to Lender.

(9)           Business Automobile Insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage arising out of the use of owned, non-owned, hired and/or leased automotive equipment when such equipment is operated by Borrower, Borrower’s employees or Borrower’s agents in connection with the Property.

(10)           [INTENTIONALLY DELETED]

(11)           Such other insurance, to the extent commercially available, (i) as may from time to time be required by Lender to replace coverage against any hazard, which as of the date hereof is insured against under any of the insurance policies described in subsections (a) (1) through (a) (10) of this Section 3.01 and (ii) as may from time to time be reasonably required by Lender against other insurable hazards, including, but not limited to, vandalism, earthquake, environmental, sinkhole and mine subsidence.

(b)  Lender’s interest must be clearly stated by endorsement in the insurance policies described in this Section 3.01 as follows:

(1)           The policies of insurance referenced in subsections (a)(1), (a)(3), (a)(4), (a)(5), (a)(7) and (a)(8) of this Section 3.01 shall identify Lender under the New York Standard Mortgagee Clause (non-contributory) endorsement (or a clause approved by Lender in its sole and absolute discretion containing substantially the same terms and conditions).

(2)           The insurance policies referenced in Sections 3.01 (a)(2) and 3.01 (a)(9) shall name Lender as an additional insured.

(3)           [INTENTIONALLY DELETED]

(4)           All of the policies referred to in Section 3.01 shall provide for at least thirty (30) days’ written notice to Lender in the event of policy cancellation and/or material change and/or non-renewal.

(c)  All the insurance companies must be authorized to do business in New York State and the State of Minnesota and be approved by Lender.  The insurance companies must have a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc. and a claims paying ability of BBB or better according to Standard & Poors. So called “Cut-through” endorsements shall not be permitted.  Borrower shall deliver evidence satisfactory to Lender of payment of premiums due under the insurance policies.

(d)  Certified copies of the policies, and any endorsements, shall be made available for inspection by Lender upon request.  If Borrower fails to obtain or maintain insurance policies and coverages as required by this Section 3.01 (“Required Insurance”) then Lender shall have the right but shall not have the obligation immediately to procure any Required Insurance at Borrower’s cost.

(e)  Borrower shall be required during the term of the Loan to continue to provide Lender with original renewal policies or replacements of the insurance policies referenced in Section 3.01 (a).  Lender may accept Certificates of Insurance evidencing insurance policies referenced in subsections (a)(2), (a)(4), and (a)(6) of this Section 3.01 instead of requiring the actual policies.  Lender shall be provided with renewal Certificates of Insurance, or Binders, not less than fifteen (15) days prior to each expiration. The failure of Borrower to maintain the insurance required under this Article III shall not constitute a waiver of Borrower’s obligation to fulfill these requirements.

(f)  All binders, policies, endorsements, certificates, and cancellation notices are to be sent to the Lender’s Address for Insurance Notification as set forth in the Defined Terms until changed by notice from Lender.

Section 3.02                                  ADJUSTMENT OF CLAIMS.  Borrower hereby authorizes and empowers Lender to settle, adjust or compromise any claims for damage to, or loss or destruction of, all or a portion of the Property, regardless of whether there are Insurance Proceeds available or whether any such Insurance Proceeds are sufficient in amount to fully compensate for such damage, loss or destruction; provided, however, except during the continuation of an Event of Default hereunder, no such settlement, adjustment or compromise by Lender shall be made without Borrower’s prior written consent to the terms and conditions thereof, which consent shall not be unreasonably withheld, conditional or delayed.

Section 3.03                                  ASSIGNMENT TO LENDER.  In the event of the foreclosure of this Mortgage or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Borrower in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights under the insurance policies required under Section 3.1(a) above and any other insurance policies pertaining to the Property with respect to the period prior to the foreclosure of this Mortgage, or other transfer of title to the Property in extinguishment of the Secured Indebtedness shall pass to the transferee of the Property.

Article IV.

BOOKS, RECORDS AND ACCOUNTS

Section 4.01                                  BOOKS AND RECORDS.  Borrower shall keep adequate books and records of account in accordance with generally accepted accounting principles (“GAAP”), or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied and furnish to Lender:

(a)  a quarterly operating statement of the Property detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, and a current rent roll, each to be prepared and certified by Borrower in the form reasonably required by Lender, and if available, any quarterly operating statement prepared by an independent certified public accountant, within thirty to sixty (30-60) days after the close of each fiscal quarter of Borrower;

(b)  an annual balance sheet and profit and loss statement of Borrower in the form required by Lender, prepared and certified by an officer of Borrower within one hundred twenty (120) days after the close of each fiscal year of Borrower, provided that if the requirements of any of clauses (a), (b) and (c) of Section 10.01(c)(i) are no longer satisfied and Borrower is not a Hines Affiliate (as defined below), if required by Lender, such annual balance sheet and profit and loss statement of Borrower shall be audited and prepared by an independent certified public accountant acceptable to Lender;

(c)  an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property including cash flow projections for the upcoming two (2) year period and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each calendar year; and

(d)  an annual ARGUS © valuation file in electronic form which includes, without limitation, a then current rent roll, all income of the Property and all Property expenses.

Section 4.02                                  PROPERTY REPORTS.  Upon request from Lender or its representatives and designees, Borrower shall furnish in a timely manner to Lender:

(a)  a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information reasonably requested by Lender, in reasonable detail and certified by Borrower (or an officer, general partner, member or principal of Borrower if Borrower is not an individual) to be true and complete in all material respects to its (or his or her, as the case may be) knowledge, but no more frequently than quarterly; and

(b)  an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

Section 4.03                                  ADDITIONAL MATTERS.

(a)  Borrower shall furnish Lender with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender.

(b)  Borrower shall furnish Lender and its agents convenient facilities for the examination and audit of any such books and records.

(c)  Lender and its representatives shall have the right upon prior written notice to examine and audit the records, books, management and other papers of Borrower and its affiliates (including any Liable Parties) which reflect upon their financial condition and/or the income, expenses and operations of the Property, at the Property or at any office regularly maintained by Borrower, its affiliates (including any Liable Parties) where the books and records pertaining to the Property are located.  Lender shall have the right upon advance notice to make copies and extracts from the foregoing records and other papers.

Article V.

LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY

Section 5.01                                  BORROWER’S REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants to Lender and Lender, as of the date hereof, as follows:

(a)  There are no leases or occupancy agreements affecting the Property except those leases and amendments listed on the Certificate Relative to Rent Roll of even date executed by Borrower and Borrower has delivered to Lender true, correct and complete copies of all leases, including amendments (collectively, “Existing Leases”) and all guaranties and amendments of guaranties given in connection with the Existing Leases (the “Guaranties”).

(b)  There are no defaults by Borrower under the Existing Leases and Guaranties and, to the best knowledge of Borrower, there are no defaults by any tenants under the Existing Leases (except for certain defaults by Premier Systems, Inc. which have been disclosed to Beneficiary) or any guarantors under the Guaranties, except in each case, such defaults as may have been previously disclosed to Lender in any executed estoppel certificate obtained by Borrower and delivered to Lender in connection with the Loan.  The Existing Leases and the Guaranties are in full force and effect.

(c)  To the best knowledge of Borrower, except as may have been previously disclosed to Lender in any executed estoppel certificate obtained by Borrower and delivered to Lender in connection with the Loan, none of the tenants now occupying 10% or more of the Property or having a current lease affecting 10% or more of the Property is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.

(d)  No Existing Leases may be amended, terminated or canceled unilaterally by a tenant and no tenant may be released from its obligations, except (1) in the event of (i) material damage to, or destruction of, the Property or (ii) condemnation, or (2) as expressly set forth in the Existing Leases.

Section 5.02                                  ASSIGNMENT OF LEASES.  In order to further secure payment of the Secured Indebtedness and the performance of Borrower’s obligations under the Loan Documents, Borrower absolutely, presently and unconditionally grants, assigns and transfers to Lender all of Borrower’s right, title, interest and estate in, to and under (i) all of the Existing Leases and Guaranties affecting the Property and (ii) all of the future leases of the Property (meaning leases entered into after the date hereof of space in the Property by Borrower) and all amendments thereof, and all guaranties and amendments of guaranties with respect thereto, and (iii) the Rents and Profits.  Borrower acknowledges that it is permitted to collect the Rents and Profits pursuant to a revocable license unless and until an Event of Default occurs.  The Existing Leases and Guaranties and all such future leases, lease amendments, guaranties and amendments of guaranties are collectively referred to as the “Leases”.

Section 5.03                                  PERFORMANCE OF OBLIGATIONS.

(a)  Borrower shall perform all of its obligations under any and all Leases.  If any of the acts described in this Section requiring the consent or approval of Borrower are done without the written consent of Lender (unless Lender’s consent is deemed given pursuant to the provisions of this Section), then, at the option of Lender, such acts shall be of no force or effect and Borrower’s actions shall constitute a default under this Mortgage.

(b)  Borrower agrees to furnish Lender executed copies of all future Leases.

(c)  Borrower shall not, without the express written consent of Lender (unless pursuant to provisions of this Section such consent is deemed given by reason of Lender’s failure to timely respond to a request for consent):

(i)  enter into any new Lease unless (x) such Lease is consistent with the Leasing Guidelines, and (y) such new Lease is on a standard form of Lease developed for the Property which has been previously approved by Lender (the “Standard Lease Form”), provided, however, that Borrower may make non-material changes to such Standard Lease Form so long as such changes do not conflict with the Leasing Guidelines.  The Leasing Guidelines are attached hereto as Exhibit B; or

(ii)  extend any Lease, provided, however, that Borrower may extend any Lease so long as the terms of such extension are consistent with the Leasing Guidelines agreed to by Lender from time to time or if such extension is pursuant to a right the tenant exercises under its Lease; or

(iii)  cancel or terminate any Leases except in the case of a default unless Borrower has entered into new Leases (which must comply with clause (i) above) (a) covering all of the premises of the Leases being terminated or surrendered, or (b) less than all of the premises of the Leases being terminated or surrendered if the rent payable under the new Leases is equal to or greater than the rent payable under the Leases being terminated or surrendered, or

(iv)  modify or amend any Leases in any material way or reduce the rent unless, after giving effect to such amendment or modification, the Lease is consistent with the Leasing Guidelines; provided, however, (a) that any such amendment or modification may include non-material modifications so long as such amendment or modification is consistent with the Leasing Guidelines and (b) nothing in this clause (iv) shall be deemed to prevent Borrower from entering into amendments required under the terms of Leases; or

(v)  unless the tenants remain liable under the Leases, consent to an assignment of the tenant’s interest or to a subletting of the demised premises under any Lease; or

(vi)  accept payment of advance rents in an amount in excess of one month’s rent; or

(vii)  enter into or grant any options to purchase the Property; or

(viii)  enter into any lease that grants recourse against Borrower which is not limited to Borrower’s interest in the Property or to the proceeds thereof.

When Lender’s approval is required under this Section 5.03, Lender shall respond to Borrower’s request for approval within five (5) business days after submittal of all required information. If Lender does not respond within such initial five (5) business day period, Borrower may send a written notice notifying Lender that if Lender does not provide a response within an additional five (5) business days after receipt of such notice, such proposed lease or amendment to lease will be deemed approved, provided that such notice must be sent after the expiration of such initial five (5) business day period and must include the following statement on the first page in all capital letters and boldface type in order for it to be deemed validly delivered to Lender:

“YOUR FAILURE TO RESPOND IN WRITING TO BORROWER’S SECOND REQUEST FOR APPROVAL OF THE MATTER DESCRIBED HEREIN RELATING TO A LEASE AT [INSERT STREET ADDRESS OF PROPERTY], AS SET FORTH HEREIN WITHIN FIVE (5) BUSINESS DAYS FROM THE DATE YOU RECEIVE THIS REQUEST SHALL BE DEEMED TO CONSTITUTE LENDER’S APPROVAL OF SUCH REQUEST.”

For purposes of this Section and any letter delivered to Lender pursuant to this Section, the term “business days” shall mean any day other than Saturday or Sunday or any other day on which banks in the State of New York are authorized to be closed.

Notwithstanding anything herein to the contrary, Borrower shall have the right to enter into Leases or amendments to Leases without Lender’s consent which (i) comply with the Leasing Guidelines then in effect, and (ii) are based on the Standard Lease Form developed for the Property with such non-material changes to such Standard Lease Form that do not conflict with the Leasing Guidelines.

Section 5.04                                  SUBORDINATE LEASES.  Each Lease entered into after the date hereof affecting the Property shall be absolutely subordinate to the lien of this Mortgage and shall also contain a provision, satisfactory to Lender, to the effect that in the event of the judicial or non-judicial foreclosure of the Property, at the election of the acquiring foreclosure purchaser, the particular Lease shall not be terminated and the tenant shall attorn to the purchaser.  If Borrower requests, Borrower shall cause a tenant or tenants to enter into subordination and attornment agreements or nondisturbance agreements with Lender on forms which have been approved by Lender, subject to such changes and modifications thereto to which Lender shall agree in its reasonable discretion.  Notwithstanding the foregoing, if the Lease prepared for said tenant has been approved by Lender (or if such Lease does not require Lender’s prior written consent as set forth in Section 5.03(c)), then, upon Borrower’s request, Lender hereby agrees to a provide a non-disturbance agreement to such tenant on Lender’s standard form of non-disturbance agreement, subject to such changes and modifications thereto to which Lender shall agree in its reasonable discretion.  Borrower agrees to pay Lender, if and only if Borrower requests such non-disturbance agreement, (i) a $2,500 fee per non-disturbance agreement provided by Lender, plus (ii) any and all reasonable third party attorneys’ fees incurred by Lender in connection with providing any such non-disturbance agreement.

Section 5.05                                  LEASING COMMISSIONS.  Borrower covenants and agrees that all contracts and agreements relating to the Property requiring the payment of leasing commissions, management fees or other similar compensation shall (i) provide that the obligation will not be enforceable against Lender and (ii) be subordinate to the lien of this Mortgage.  Lender will be provided evidence of Borrower’s compliance with this Section upon request.

Article VI.

ENVIRONMENTAL HAZARDS

Section 6.01                                  REPRESENTATIONS AND WARRANTIES.

(a)  Representations and Warranties.  Borrower hereby represents, and warrants to Lender that, as of the date hereof (i) except as disclosed to Lender in that certain Environmental Report described on Exhibit C and delivered to Lender (the “Environmental Report”), neither Borrower nor, to Borrower’s actual knowledge, any tenant, subtenant or occupant of the Property, has at any time placed, suffered or permitted the presence of any Hazardous Materials (as defined in Section 6.05) at, on, under, within or about the Property except for Permitted Materials (as hereinafter defined) and except as expressly approved by Lender in writing, (ii) except as disclosed to Lender in writing in the Environmental Report, all operations or activities upon the Property by Borrower, and any use or occupancy of the Property by Borrower are presently in compliance with all Requirements of Environmental Laws (as defined in Section 6.06), (iii) except as disclosed to Lender in the Environmental Report, Borrower does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, without limitation, a governmental entity) relating to (a) Hazardous Materials at the Property or any other property in reasonable proximity to the Property in violation of Requirements of Environmental Laws or the performance of Remedial Work pertaining thereto, (b) possible liability of any person or entity relating to the Property pursuant to any Requirements of Environmental Laws, (c) other adverse environmental conditions in connection with the Property, or (d) any actual administrative or judicial proceedings in connection with any of the foregoing, and (iv) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Borrower and that is contained in Borrower’s files and records, including, without limitation, any reports relating to Hazardous Materials in, on, under or from the Property and/or to the environmental condition of the Property.  As used herein, the term “Permitted Materials” shall mean and be limited to (i) such cleaning fluids, office products and similar Hazardous Materials as are typically used by owners, managers, operators and tenants of properties similar to the Property in connection with the ownership, operation, maintenance, repair, management and/or leasing of such property, and (ii) with respect to passenger vehicles parking in the parking facilities located on the Land, motor fuel, oil, lubricants and similar substances typically contained within such vehicles, provided the same are only maintained in such quantities and are of such composition as not to pose a risk of a violation of  Environmental Laws and are at all times used, stored and disposed of in compliance with the Requirements of Environmental Laws.

(b)  Covenants.  Borrower hereby covenants and agrees with Lender that (i) all operations or activities upon the Property by Borrower and any use or occupancy of the Property by Borrower shall be in compliance with all requirements of Environmental Laws, (ii) Borrower will use commercially reasonable efforts to assure that any tenant, subtenant or occupant of the Property shall in the future be in compliance with all Requirements of Environmental Laws applicable to their operations or activities at the Property, and (iii) Borrower shall not do and shall exercise commercially reasonable efforts not to permit any tenant or other user of the Property to do any act that impairs the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property.

Section 6.02                                    REMEDIAL WORK.  In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required at the Property or as a result of conditions at the Property under any Requirements of Environmental Laws, Borrower shall perform or cause to be performed the Remedial Work in compliance with the applicable law, regulation, order or agreement.  Unless otherwise agreed in writing by Lender, all Remedial Work shall be performed by one or more contractors, selected by Borrower and reasonably approved in advance in writing by Lender, and under the supervision of a consulting engineer, selected by Borrower and reasonably approved in advance in writing by Lender.  All costs and expenses of Remedial Work shall be paid by Borrower including, without limitation, the charges of the contractor(s) and/or the consulting engineer, and Lender’s reasonable attorneys’, architects’ and/or consultants’ fees and costs incurred in connection with monitoring or review of the Remedial Work.  In the event Borrower shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Lender may, but shall not be required to, cause such Remedial Work to be performed, subject to the provisions of Sections 11.5 and 11.6.  Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to Lender (for reimbursement or otherwise) with respect to Remedial Work required as a direct result of (i) any grossly negligent or willful act of Lender or its respective officers, agents, contractors, subcontractors or employees, or (ii) events or circumstances first occurring after a foreclosure of this Mortgage or other transfer of title to the Property in extinguishment of the Secured Indebtedness.

Section 6.03                                    ENVIRONMENTAL SITE ASSESSMENT.  Lender shall have the right, if an Event of Default has occurred and is continuing, as frequently as Lender may deem it appropriate in its sole discretion, to undertake, at the expense of Borrower, an environmental site assessment on the Property, including any testing that Lender may determine, in its sole discretion, is necessary or desirable to ascertain the environmental condition of the Property and the compliance of the Property with Requirements of Environmental Laws.  Additionally, Lender shall have the right to undertake, at Lender’s expense, such additional environmental site assessments on the Property as Lender from time to time deems advisable in its reasonable discretion.  Borrower shall cooperate fully with Lender and its consultants performing such assessments and tests.

Section 6.04                                    UNSECURED OBLIGATIONS.  The lien of this Mortgage shall not secure (i) any obligations evidenced by or arising under the Indemnity Agreement (“Unsecured Obligations”), or (ii) any other obligations to the extent that they are the same or have the same effect as any of the Unsecured Obligations.  The Unsecured Obligations shall continue in full force, and any breach or default of any such obligations shall constitute a breach or default under this Mortgage but the proceeds of any foreclosure sale shall not be applied against Unsecured Obligations.  Nothing in this Section shall in any way limit or otherwise affect the right of Lender to obtain a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by this Mortgage following foreclosure, notwithstanding that the deficiency judgment may result from diminution in the value of the Property by reason of any event or occurrence pertaining to Hazardous Materials or any Requirements of Environmental Laws.

Section 6.05                                    HAZARDOUS MATERIALS.

“Hazardous Materials” shall mean:

(a)  Those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) (“CERCLA”), as amended by Superfund Amendments and Reauthorization Act of l986 (Pub. L. 99-499 100 Stat. 1613) (“SARA”) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 etseq.) (“RCRA”), and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 etseq., and in the regulations promulgated pursuant to said laws, all as amended;

(b)  Those substances defined as “hazardous substances,” “hazardous wastes,” or “hazardous materials” in the Minnesota Environmental Response and Liability Act, Minn. Stat. Chapter 115B, the Minnesota Petroleum Tank Release Cleanup Act, Minn. Stat. Chapter 115C, and in the regulations promulgated pursuant to such laws, and any other state or local law, code or ordinance relating to the environment and human health and safety, and in the rules and regulations promulgated pursuant to such state or local law, code or ordinances;

(c)  Those chemicals known to cause cancer or reproductive toxicity, as published pursuant to state or local law, code or ordinance relating to the environment and human health and safety, or in the rules and regulations promulgated pursuant to such state or local law, code or ordinances;

(d)  Those substances listed under Minnesota Rules Section 7045.0135;

(e)  Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

(f)  Any material, waste or substance which is (A) petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel, or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 etseq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 etseq.; (F) flammable explosives; or (G) radioactive materials; and

(g)  Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, Minnesota or federal law, or the United States government, or which are classified as hazardous or toxic under federal, Minnesota, or local laws or regulations.

Section 6.06                                  REQUIREMENTS OF ENVIRONMENTAL LAWS.  “Requirements of Environmental Laws” shall mean all requirements of environmental, ecological, or health (to the extent relating to environmental matters) laws or regulations or rules of common law related to the environmental condition of the Property, including, without limitation, all requirements imposed by any environmental permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

Article VII.

CASUALTY, CONDEMNATION AND RESTORATION

Section 7.01                                  BORROWER’S REPRESENTATIONS.

Borrower represents and warrants, as of the date hereof, as follows:

(a)  Except as expressly approved by Lender in writing, no casualty or damage to any part of the Property which would cost more than $50,000 to restore or replace has occurred which has not been fully restored or replaced.

(b)   No part of the Property has been taken in condemnation or other similar proceeding or transferred in lieu of condemnation, nor has Borrower received notice of any proposed condemnation or other similar proceeding affecting the Property.

(c)  There is no pending proceeding for the total or partial condemnation of the Property.

Section 7.02                                  RESTORATION.

(a)  Borrower shall give prompt written notice of any casualty to the Property to Lender whether or not required to be insured against.  The notice shall describe the nature and cause of the casualty and the extent of the damage to the Property. Borrower covenants and agrees to commence and diligently pursue to completion the Restoration.  Notwithstanding the foregoing, Borrower shall not be required to pursue or complete the Restoration if Lender receives and thereafter fails to make available to Borrower Insurance Proceeds.

(b)  Borrower assigns to Lender all Insurance Proceeds which Borrower is entitled to receive in connection with a casualty to the Property whether or not such insurance is required under this Mortgage.  In the event of any damage to or destruction of the Property, and provided (1) an Event of Default does not currently exist, and (2) Lender has reasonably determined that (i) there has not been an Impairment of the Security (as defined in Section 7.02 (c)), and (ii) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed (the “Restoration”) can be accomplished during the Term of the Loan in full compliance with all Requirements to substantially the same condition, character and general utility as nearly as possible to that existing immediately prior to the casualty and at least equal in value as that existing immediately prior to the casualty, the Net Insurance Proceeds shall be applied to the Cost of Restoration in accordance with the terms of this Article. Lender shall hold and disburse the Insurance Proceeds less the cost, if any, to Lender of recovering the Insurance Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Insurance Proceeds”) to the Restoration.

(c)  For the purpose of this Article, “Impairment of the Security” shall mean any or all of the following: (i) any of the Leases for more than 40,000 square feet existing immediately prior to the damage, destruction condemnation or casualty shall have been cancelled, or shall contain any exercisable right (unless such right is waived in writing) to cancel as a result of the damage, destruction or casualty; (ii) the casualty or damage occurs during the last year of the term of the Loan; or (iii) restoration of the Property is estimated to require more than one year to complete from the date of the occurrence.

(d)  If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article, Borrower shall comply with Lender’s Requirements For Restoration as set forth in Section 7.04 below.  Upon Borrower’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Lender shall pay any remaining Restoration Funds (as defined in Section 7.04 below) then held by Lender to Borrower.

(e)  In the event that the conditions for Restoration set forth in this Section have not been met, Lender may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Lender may determine and Lender may declare the entire Secured Indebtedness immediately due and payable, it being understood that the right of Lender to receive a Prepayment Fee in connection with such payment of the Secured Indebtedness shall be governed by the provisions of Section 9(d) of the Note.  After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Borrower.

Section 7.03                                  CONDEMNATION.

(a)  If the Property or any part of the Property is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain (“Condemnation”), Lender shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation (“Condemnation Proceeds”).  At its option, Lender shall be entitled to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation.  Borrower hereby irrevocably constitutes and appoints Lender as its attorney-in-fact, which appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation.  Notwithstanding the foregoing, except during the continuation of an Event of Default hereunder, Lender shall not exercise such power of attorney, nor shall any such settlement, adjustment or compromise by Lender be made without Borrower’s prior written consent to the terms and conditions thereof, unless an Event of Default then exists hereunder, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)  Borrower hereby assigns to Lender all Condemnation Proceeds which Borrower is entitled to receive.  In the event of any Condemnation, and provided (1) an Event of Default does not currently exist, and (2) Lender has reasonably determined that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the Property that has not been taken can be accomplished during the Term of the Loan in full compliance with all Requirements to substantially the same condition, character and general utility as nearly as possible to that existing immediately prior to the taking and at least equal in value as that existing immediately prior to the taking, then Borrower shall commence and diligently pursue to completion the Restoration.  Lender shall hold and disburse the Condemnation Proceeds less the cost, if any, to Lender of recovering the Condemnation Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Condemnation Proceeds”) to the Restoration.

(c)  In the event the Net Condemnation Proceeds are to be used for the Restoration, Borrower shall comply with Lender’s Requirements For Restoration as set forth in Section 7.04 below.  Upon Borrower’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Lender shall pay any remaining Restoration Funds (as defined in Section 7.04 below) then held by Lender to Borrower.

(d)  In the event that the conditions for Restoration set forth in this Section have not been met, Lender may, at its option, apply the Net Condemnation Proceeds to the reduction of the Secured Indebtedness in such order as Lender may determine and Lender may declare the entire Secured Indebtedness immediately due and payable, it being understood that the right of Lender to receive a Prepayment Fee in connection with such payment of the Secured Indebtedness shall be governed by the provisions of Section 9(d) of the Note.  After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Borrower.

Section 7.04                                  REQUIREMENTS FOR RESTORATION.  Unless otherwise expressly agreed in a writing signed by Lender, the following are the Requirements For Restoration:

(a)  If the Net Insurance Proceeds or Net Condemnation Proceeds are to be used for the Restoration, prior to the commencement of any Restoration work (the “Work”), Borrower shall provide Lender for its review and written approval (i) to the extent damage is sufficient to require plans to restore, complete plans and specifications for the Work which (A) have been approved by all required governmental authorities, (B) have been approved by an architect reasonably satisfactory to Lender (the “Architect”) and (C) are accompanied by Architect’s signed statement of the total estimated cost of the Work (the “Approved Plans and Specifications”); (ii) the amount of money  (or a letter of credit in such amount, form, scope and substance acceptable to Lender in its sole discretion) which Lender reasonably determines will be sufficient when added to the Net Insurance Proceeds or Condemnation Proceeds to pay the entire cost of the Restoration (collectively referred to as the “Restoration Funds”), which Restoration Funds shall be held in an interest bearing account, with all interest earned therein becoming part of the Restoration Funds; (iii) evidence that the Approved Plans and Specifications and the Work are in compliance with all Requirements; (iv) an executed contract for construction with a contractor reasonably satisfactory to Lender (the “Contractor”) in a form approved by Lender in writing; and (v) a surety bond and/or guarantee of payment with respect to the completion of the Work. The bond or guarantee shall be satisfactory to Lender in form and amount and shall be signed by a surety or other entities who are acceptable to Lender.

(b)  Borrower shall not commence the Work, other than temporary work to protect the Property or prevent interference with business, until Borrower shall have complied with the requirements of subsection (a) of this Section 7.04.  So long as there does not currently exist an Event of Default and the following conditions have been complied with or, in Lender’s reasonable discretion, waived, Lender shall disburse the Restoration Funds in increments to Borrower, from time to time as the Work progresses:

(i)  Borrower shall be in charge of the Work.

(ii)  Lender shall disburse the Restoration Funds directly or through escrow with a title company selected by Borrower and reasonably approved by Lender, upon not less than ten (10) days’ prior written notice from Borrower to Lender and Borrower’s delivery to Lender of (A) Borrower’s written request for payment (a “Request for Payment”) accompanied by a certificate by Architect in a form reasonably satisfactory to Lender which states that (a) all of the Work completed to that date has been completed in substantial compliance with the Approved Plans and Specifications and in accordance with all Requirements, (b) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work, and  (c) when added to all sums previously paid by Lender, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence satisfactory to Lender that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work.  Each Request for Payment shall be accompanied by (x) waivers of liens covering that part of the Work previously paid for, if any (y) a title search or by other evidence reasonably satisfactory to Lender that no mechanic’s or materialmen’s liens or other similar liens for labor or materials supplied in connection with the Work have been filed against the Property and not discharged of record (or if such liens exist, adequate security (including, if applicable, a bond in form and substance satisfactory to Lender) shall have been provided therefor, provided that in all events any lien must be discharged, released or adequately bonded around, in a manner satisfactory to Lender, within thirty (30) days after receipt of notice of its existence but in all events prior to the foreclosure thereof), (z) an endorsement to Lender’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions and such other matters as Lender may approve in writing; provided, that if such endorsement is not available under applicable title insurance regulations, each Request for Payment shall be accompanied by a title search showing no new encumbrances exiting on or affecting the Property other than the Permitted Exceptions and such other matters as Lender may approve in writing..

(iii)  The final Request for Payment shall be accompanied by (i) a final certificate of occupancy or other evidence of approval of appropriate governmental authorities for the use and occupancy of the Improvements, (ii) evidence that the Restoration has been completed in substantial accordance with the Approved Plans and Specifications and in accordance with all Requirements, (iii) evidence that the costs of the Restoration have been paid in full, (or with the application of the sums requested in such final Request for Payment will be paid in full), and (d) evidence that no mechanic’s or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property, including final waivers of liens covering all of the Work and an endorsement to Lender’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions and such other matters as Lender may approve in writing; provided, that if such endorsement is not available under applicable title insurance regulations, the final Request for Payment shall be accompanied by a title search showing no new encumbrances exiting on or affecting the Property other than the Permitted Exceptions and such other matters as Lender may approve in writing.

(c)  If (i) within sixty (60) days after the occurrence of any damage, destruction or condemnation requiring Restoration and plans and specifications are required in connection therewith, Borrower fails to submit to Lender and receive from Lender Lender’s approval of the applicable plans and specifications or after such approval is obtained fails to deposit with Lender the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, or (ii) after such plans and specifications are approved by all such governmental authorities and Lender, Borrower fails to commence promptly or diligently continue to completion the Restoration, or (iii) Borrower becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration and has not protected Lender against the consequences thereof by bonding over in a manner reasonably satisfactory Lender, or (iv) there exists an Event of Default, then, in addition to all of the rights herein set forth and after ten (10) days’ written notice of the non-fulfillment of one or more of these conditions, Lender may apply the Restoration Funds to reduce the Secured Indebtedness in such order as Lender may determine, and at Lender’s option and in its sole discretion, Lender may declare the Secured Indebtedness immediately due and payable, but no Prepayment Fee shall be payable except in accordance with Section 9(d) of the Note.

Article VIII.

REPRESENTATIONS OF BORROWER

Section 8.01                                  ERISA.  Borrower hereby represents, warrants and agrees that: (i) it is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a “Plan”); (ii) Borrower’s assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101; and (iii) it will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets”.

Section 8.02                                  NON-RELATIONSHIP.  Neither Borrower nor any direct partner of Borrower is (i) a director or officer of Lender, (ii) a parent, son or daughter of a director or officer of Lender, or a descendent of any of them, (iii) a stepparent, adopted child, stepson or stepdaughter of a director or officer of Lender, or (iv) a spouse of a director or officer of Lender.

Section 8.03                                  NO ADVERSE CHANGE.

Borrower represents and warrants that, as of the date hereof:

(a)  There has been no material adverse change from the conditions shown in the application submitted for the Loan by Borrower (“Application”) or in the materials submitted in connection with the Application in the credit rating or financial condition of Borrower or its general partner (collectively, “Borrower’s Constituents”).

(b)  Borrower has delivered to Lender true and correct copies of all Borrower’s organizational documents and except as expressly approved by Lender in writing, there have been no changes in Borrower’s Constituents since the date that the Application was executed by Borrower.

(c)  Neither Borrower, nor any of the Borrower’s Constituents, is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Borrower, no such proceeding is contemplated or threatened.

(d)  Borrower has received reasonably equivalent value for the granting of this Mortgage.

(e)  Neither Borrower nor any direct partner of Borrower has been convicted of, or been indicted for a felony criminal offense.

(f)  Neither Borrower nor any direct partner of Borrower is in default under any mortgage, deed of trust, note, loan or credit agreement.

(g)  Neither Borrower nor any direct partner of Borrower is involved in any litigation, arbitration, or other proceeding or governmental investigation pending which if determined adversely would materially adversely affect Borrower’s ability to perform in accordance with the Loan Documents.

Section 8.04                                  FOREIGN INVESTOR.  Borrower represents and warrants that neither Borrower nor any of Borrower’s direct partners are a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of l986, and the amendments of such Code or Regulations as promulgated pursuant to such Code.  Borrower is a “disregarded entity” within the meaning of such Code or Regulations.

Section 8.05                                  PATRIOT ACT/PROHIBITED PERSON.

(a)  Neither Borrower, nor any person holding a controlling interest in Borrower, is (i) engaged in any money laundering in violation of the AML Laws (as hereinafter defined), including the Patriot Act (as hereinafter defined) or (ii) a Prohibited Person (as hereinafter defined).  No person has a direct or indirect controlling interest (as hereinafter defined) in Borrower other than as disclosed to Lender.

(b)  Borrower shall notify Lender promptly upon its senior management obtaining actual knowledge (without any duty to conduct any investigation or inquiry except to the extent, if any, required by applicable law) that Borrower or any person owning any direct or indirect controlling interest in Borrower, is or becomes (i) engaged in any money laundering in violation of the AML Laws or (ii) a Prohibited Person.

(c)  For the purposes of this Section 8.05:

(i)  “AML Laws” shall mean money laundering and anti-terrorist laws, rules, regulations and executive orders of the United States, including the Patriot Act and those issued by the U.S. Office of Foreign Asset Control and the U.S. Department of Treasury, all as amended from time to time.

(ii)  “controlling interest” with respect to any entity shall mean either (A) ownership directly or indirectly of more than 50% of all equity interests in such entity or (B) the possession, directly or indirectly, of the power to direct or cause the direction of the day to day management and policies of such entity, through the ownership of voting securities, by contract or otherwise.

(iii)  “Patriot Act” shall mean Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

(iv)  “Prohibited Person” shall mean (A) any individual or entity listed in the Annex to, or which is otherwise subject to the provisions of Section 1 of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism, (B) any individual or entity that is named as a “specifically designated national (SDN)” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website (http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf) or at any replacement website or other replacement official publication of such list or is named on any other similar U.S. or foreign government or regulatory list issued post 9/11/01, (C) any terrorist organizations or narcotics traffickers, including those individuals or entities that are included on any lists of persons with whom Borrower is prohibited from transacting business and maintained by the U.S. Office of Foreign Assets Control.

Section 8.06                                  BROKERS.  Borrower hereby represents and warrants that Churchill Capital (“Broker”) is its broker in connection with the Loan, and Borrower agrees to pay the fees of Broker in accordance with the written agreement between Borrower and Broker.  Lender shall have no obligations for, and Borrower hereby indemnifies and holds Lender harmless from, the payment of any brokerage commissions or fees of any kind and any legal fees and/or expenses incurred by Lender in connection with any claims for brokerage commissions or fees with respect to the Loan by anyone claiming by, through or under Borrower.  Borrower acknowledges that Lender may be affiliated with, or may have been involved in other transactions with Broker, and Borrower agrees that it shall have no rights against Lender or defenses to Borrower’s obligations under the Loan Documents because of any such relationship.

Section 8.07                                  SECURITIES LAWS.  The limited partnership interests evidenced by the Borrower’s Organizational Documents have been issued in accordance with all applicable federal and state securities laws, or authorized exemptions from such securities laws, including, but not limited to, the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended.  The limited partnership interests of Borrower have not been issued in violation of any federal, state or local securities law, and to the extent that these securities have been issued in reliance on exemptions from such federal or state securities law, all necessary steps have been taken to qualify for such exemptions.  The limited partners of Borrower have been properly notified of all applicable securities laws and related restrictions on their ability to transfer, sell or otherwise dispose of their partnership interests in Borrower.  Except for identification of Lender as a lender to Borrower, the name of Lender will not be in any of the offering materials provided or to be provided to any person, including but not limited to any of the limited partners of Borrower. There has not been any representation, whether written, oral or otherwise, that Lender in any way has participated or endorsed the offering of the partnership interests in Borrower.

Article IX.

EXCULPATION AND LIABILITY

Section 9.01                                  LIABILITY OF BORROWER.

(a)  Notwithstanding anything contained herein or in the other Loan Documents to the contrary, upon the occurrence of an Event of Default, except as provided in this Section 9.01, Lender will look solely to the Property and the security under the Loan Documents for the repayment of the Loan and will not enforce a deficiency judgment against Borrower or any direct or indirect partner, member or shareholder or other holder of a beneficial interest in Borrower.  However, nothing contained in this section shall limit the rights of Lender to proceed against Borrower (but not its direct or indirect partners, members, shareholders or other holders of any beneficial interests in Borrower) (i) to enforce any Leases entered into by Borrower or its affiliates as tenant, or guarantees, or other agreements entered into by Borrower in a capacity other than as borrower or any policies of insurance; (ii) to recover damages for fraud, intentional material misrepresentation or breach of warranty or intentional physical waste; (iii) to recover any Condemnation Proceeds or Insurance Proceeds or other similar funds which have been misapplied by Borrower or which, under the terms of the Loan Documents, should have been paid to Lender; (iv) to recover any tenant security deposits, tenant letters of credit or other deposits or fees paid to Borrower and not applied to rent or returned to tenants pursuant to the terms of the tenant leases that are part of the collateral for the Loan or prepaid rents for a period of more than 30 days which have not been delivered to Lender; (v) to recover Rents and Profits received by Borrower during the period beginning six (6) months prior to the date a notice of acceleration of maturity of the Note is delivered to Borrower through the date Lender acquires title to the Property which have not been applied to the Loan in accordance with the Loan Documents for leasing, repair, management, operating and maintenance expenses of the Property, insurance premiums, Imposition deposits, deposits into a reserve for replacements or taxes upon the Property or any other sum required to be paid under the Loan Documents, but only to the extent Rents and Profits were available but not so applied; (vi) to recover damages, costs and expenses arising from, or in connection with Article VI of this Mortgage pertaining to hazardous materials or any warranty in the Indemnity Agreement; and (vii) to recover damages arising from Borrower’s failure to comply with Section 8.01 of this Mortgage pertaining to ERISA.  If Lender exercises the rights and remedies of an unsecured creditor in accordance with the preceding sentence, Borrower promises to pay to Lender, on demand by Lender following such exercise, all amounts owed to Lender pursuant to this Section 9.01, and Borrower agrees that it (but not any direct or indirect partner, member, shareholder or other holder of a beneficial interest in Borrower) will be personally liable for the payment of all such sums.

(b)  Notwithstanding the foregoing, the limitation of liability set forth in this Section 9.01 shall not apply and the Loan shall be fully recourse to Borrower (but not to any direct or indirect partner, member, shareholder or other holder of beneficial interests in Borrower) in the event that (i) a Transfer occurs without the consent of Lender (other than a transfer which is permitted without Lender’s consent pursuant to the terms of Section 10.01 of this Mortgage or pursuant to Section 3.3 or Section 3.4 of the Loan Facility Agreement), (ii) a Subordinate Financing occurs in violation of Section 10.02 of this Mortgage without the consent of Lender (other than a Credit Facility Pledge which is permitted without Lender’s consent pursuant to the terms of Section 10.02 of this Mortgage), (iii) Borrower commences a voluntary proceeding under applicable federal bankruptcy law, or (iv) a collusive involuntary proceeding under applicable federal bankruptcy law is commenced against Borrower and is not dismissed within 120 days.  In addition, this agreement shall not waive any rights which Lender would have under any provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Secured Indebtedness or to require that the Property shall continue to secure all of the Secured Indebtedness.

Article X.

CHANGE IN OWNERSHIP, CONVEYANCE OF PROPERTY

Section 10.01                                  CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION.

(a)  Except as otherwise expressly provided in this Section 10.01 or in Section 3.3 or Section 3.4 of the Loan Facility Agreement, Borrower shall not cause or permit directly or indirectly: (i) the Property or Borrower’s interest in the Property, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of; or (ii)  any transfer, assignment or conveyance of any interest in Borrower or in the partners, or stockholders, or members or beneficiaries of, Borrower or of any of Borrower’s Constituents or (iii) any merger, reorganization, dissolution or other change in the ownership structure of Borrower or any of the general partners of Borrower, including, without limitation, any conversion of Borrower or any general partner of Borrower from a general partnership to a limited partnership, a limited liability partnership or a limited liability company (collectively, “Transfers”).

(b)  The prohibitions on transfer shall not be applicable to (i) transfers of ownership as a result of the death, or in connection with estate planning, of a natural person to a spouse, son or daughter or descendant of either, or to a stepson or stepdaughter or descendant of either, or to trusts for the benefit of such family members, or (ii) Leases approved or deemed approved pursuant to the terms of this Mortgage, or (iii) any transfer in connection with Condemnation, or (iv) liens in compliance with Section 2.09 or 7.04(c). In addition, the prohibitions on transfer shall not be applicable to the transfer of all of the indirect ownership interests in Borrower pursuant to the Credit Facility Pledge (as defined in Section 10.02 below), as the result of a default under the Credit Agreement (as defined in Section 10.02 below) so long as the transferee is a Qualified Institutional Investor (as defined below) and so long as Borrower pays to Lender all out of pocket costs and expenses incurred by Lender in connection with any proposed Transfer pursuant to the preceding, including without limitation, reasonable attorneys’ fees and costs.  As used herein, the term “Qualified Institutional Lender” and “Qualified Institutional Investor” shall mean any insurance company, bank, investment bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, government entity or plan, “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (other than a broker/dealer), or real estate investment trust, in each case having at least $200,000,000 in capital/statutory surplus, shareholder’s equity or net worth, as applicable, and being experienced in making commercial real estate loans or otherwise investing in commercial real estate. Any corporation, partnership, joint venture, limited liability company or trust created and controlled by any of the foregoing entities shall also be deemed a “Qualified Institutional Investor”.

(c)  Notwithstanding anything contained in Loan Documents to the contrary, and provided  there is no Event of Default under the Loan Documents or the Indemnity Agreement as of the time of the transfer, the following transfers, done at Borrower’s sole cost and expense, shall be deemed “Permitted Transfers” and the entities to which the transfer is made shall be deemed “Permitted Transferees” and shall not require Lender’s prior written approval:

(i)  Any assignments or transfers of interests among, between, to or from Hines Affiliates so long as (a) Hines Affiliates continue to control, directly or indirectly, the management and operations of the investment advisor of Hines Real Estate Investment Trust, Inc., a publicly traded Maryland real estate investment trust (“Hines REIT”), (b) Hines REIT continues to be the general partner of and retains management and operational control of Hines REIT Properties, L.P., a Delaware limited partnership (“Operating Partnership”), (c) Operating Partnership continues to own directly all of the interests in Hines Facility and (d) Hines Facility continues to own, directly or indirectly, all of the partnership interests in Borrower and retains management and operational control of the Borrower and the Property;

(ii)  Any assignments, transfers, pledges, encumbrances, hypothecations or redemptions of limited partnership interests, or issuance of new limited partnership interests, in Operating Partnership or Hines Facility, so long as (a) Hines Affiliates continue to control, directly or indirectly, the management and operation of the investment advisor of Hines REIT, (b) Hines REIT continues to be the general partner of and retains management and operational control of Operating Partnership and (c) Operating Partnership continues to be the member of and retains management and operational control of Hines Facility;

(iii)  Any assignments, transfers, pledges, encumbrances, hypothecations, redemptions of shares, stock or other interests, or issuance of new shares, stock, or other interests, in Hines REIT so long as a Hines Affiliates continue to control, directly or indirectly, the management and operation of the investment advisor of Hines REIT;

(iv)  Any assignments, transfers, pledges, encumbrances, hypothecations, redemptions of shares, stock, partnership or other interests, or issuance of new shares, stock partnership, or other interests in any direct or indirect owner or holder of beneficial interests in Hines REIT or in Operating Partnership so long as clauses (a), (b) and (c) of subparagraph (i) above are satisfied.

A “Hines Affiliate” or “Hines Affiliates” shall mean any partnership, limited liability company, corporation, trust or other entity owned (wholly or partially, directly or indirectly) and controlled (directly or indirectly) by Gerald D. Hines, Jeffery C. Hines, Hines Interests Limited Partnership, a Delaware limited partnership (“HILP”), trusts established for the benefit of the Hines Family (as defined below), or in the event of the death or disability of Jeffery C. Hines and/or Gerald D. Hines, the estate of either of them.  As used herein, the “Hines Family” shall mean Gerald D. Hines and/or Jeffery C. Hines, their respective parents, brothers and sisters, their respective spouses and children and/or grandchildren of any of the foregoing (including children or grandchildren by adoption).  For the avoidance of doubt, Hines Real Estate Investment Trust, Inc. shall be deemed to be a “Hines Affiliate” for all purposes under this Article 10.

The parties agree that the terms of this Section 10.01 shall in all cases be subject to the terms of Section 4.9 of the Loan Facility Agreement, and accordingly in the event of an inconsistency between the terms of this Section 10.01 and Section 4.9 of the Loan Facility Agreement, Section 4.9 of the Loan Facility Agreement shall govern and control.

Section 10.02                                  PROHIBITION ON SUBORDINATE FINANCING.  Borrower shall not incur or permit the incurring of any of the following (each of the following referred to as “Subordinate Financing”): (i) any financing in addition to the Loan that is secured by a lien, security interest or other encumbrance of any part of the Property (but excluding any encumbrance of Borrower’s interest in Personal Property arising out of purchase money debt for, or the leasing of, equipment or other personal property items, which shall be allowed), or (ii) any pledge or other similar encumbrance of the interest of a partner, member or shareholder or holder of any other beneficial interest in Borrower; except for a pledge (the “Credit Facility Pledge”) of 100% of the ownership interests in Hines Facility, which Hines Facility is the direct parent of and owner of 100% of the interests in Borrower (it being agreed, for the avoidance of doubt, that under no circumstances shall a pledge of the direct ownership interests in Borrower be permitted), which Credit Facility Pledge secures (x) a Credit Agreement in the original principal amount of $250,000,000 with an accordian to $350,000,000 dated as of September 9, 2005 (as amended November 8, 2006) between Operating Partnership and KeyBank National Association, a national banking association (“KeyBank”), as Administrative Agent, and the lending institutions party to or as may become parties to the Credit Agreement, as supplemented, amended, extended or renewed on substantially similar economic and material business terms from time to time, or (y) any refinancing or replacement thereof on substantially similar economic and material business terms provided by KeyBank or other Qualified Institutional Lender (the Credit Agreement as described in the foregoing clauses (x) and (y) is referred to herein collectively, as the “Credit Agreement”), provided that the Credit Agreement shall not be secured by a lien, pledge or security interest or other encumbrance of any part of the Property of Borrower.

Section 10.03                                  RESTRICTIONS ON ADDITIONAL OBLIGATIONS.  During the term of the Loan, Borrower shall not, without the prior written consent of Lender, become liable with respect to any indebtedness or other obligation except for (i) the Loan, (ii) Leases entered into in the ordinary course of owning and operating the Property for the Use, (iii) other liabilities incurred in the ordinary course of owning and operating the Property for the Use but excluding any loans or borrowings, (iv) liabilities or indebtedness disclosed in writing to and approved by Lender on or before the Execution Date, and (v) any other single item of indebtedness or liability which does not exceed $500,000 or, when aggregated with other items or indebtedness or liability, does not exceed $1,000,000.

Section 10.04                                  STATEMENTS REGARDING OWNERSHIP.  Borrower agrees to submit or cause to be submitted to Lender within ten (10) days after request by Lender, a sworn, notarized certificate, signed by an authorized (i) individual who is Borrower or one of the individuals comprising Borrower, (ii) member of Borrower, (iii) partner of Borrower or (iv) officer of Borrower (or an officer of Borrower’s general partner), as the case may be, stating whether (x) any part of the Property, or any interest in the Property, has been conveyed, transferred, assigned, encumbered, or sold, and if so, to whom (excluding Leases); (y) any conveyance, transfer, pledge or encumbrance of any direct interest in Borrower has been made by Borrower and if so,  to whom; or (z) there has been any change in the direct individual(s) comprising Borrower or in the direct partners, members, stockholders or beneficiaries in Borrower from those on the Execution Date, and if so, a description of such change or changes.

Article XI.

DEFAULTS AND REMEDIES

Section 11.01                                  EVENTS OF DEFAULT.  Any of the following shall be deemed to be a material breach of Borrower’s covenants in this Mortgage and shall constitute a default (“Event of Default”):

(a)  The failure of Borrower to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Lender or otherwise, within seven (7) days after Lender shall have given Borrower written notice of the due date of such payment (provided, however, such written notice shall not be required more than once in any period of twelve (12) consecutive months, and after such written notice shall have been given once during any such 12-month period, Borrower shall be in default hereunder if such sums remain unpaid for more than seven (7) days after the due date thereof).

(b)  The failure of Borrower to perform or observe any other term, provision, covenant, condition or agreement under any Loan Document, for a period of more than thirty (30) days after receipt of notice of such failure (or, if applicable, for such shorter period as is expressly provided in such documents prior to the occurrence of an Event of Default); provided, however, if such failure cannot be cured within such 30-day period (and if such default is not a monetary default), Borrower shall have such additional period of time as shall be reasonably necessary to effect the cure thereof provided Borrower promptly institutes the appropriate curative action within such 30-day period and diligently pursues same, but in no event more than sixty (60) days (including the original 30-day period) in the aggregate.

(c)  The filing by Borrower or one of the Liable Parties (an “Insolvent Entity”) of a voluntary petition or application for relief in bankruptcy, the filing against an Insolvent Entity of an involuntary petition or application for relief in bankruptcy which is not dismissed within one hundred twenty (120) days, or an Insolvent Entity’s adjudication as a bankrupt or insolvent, or the filing by an Insolvent Entity of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or an Insolvent Entity’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of an Insolvent Entity or of all or any substantial part of the Property or of any or all of the Rents and Profits, or the making by an Insolvent Entity of any general assignment for the benefit of creditors, or the admission in writing by an Insolvent Entity of its inability to pay its debts generally as they become due;

(d)  If any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Documents by Borrower, or by any person or entity otherwise liable under any Loan Document shall be materially false or misleading (provided, however, if Borrower or such person or entity, as applicable, in good faith believed such warranty, representation, certification, financial statement or other information to be true in all material respects when made, then, to the extent any such breach of warranty, representation, certification, financial statement or other information is curable, Borrower shall have ten (10) days after receipt of written notice from Lender that such warranty, representation, certification, financial statement or other information is materially false or misleading in which to take and complete such action as is required so that such warranty, representation, certification, financial statement or other information is true and correct in all material respects as of the end of such 10-day period); or

(e)  If Borrower shall suffer or permit the Property, or any part of the Property, to be used in a manner which would reasonably be expected to, if continued, (1) impair Borrower’s title to the Property, (2) create rights of adverse use or possession, or (3) constitute an implied dedication of any part of the Property; provided, however, that no event described in this subsection (e) shall be deemed an Event of Default until the expiration of the cure period set forth in Subsection 11.01(b) above, unless prior to the expiration of the cure period such event (x) impairs Borrower’s title to the Property, (y) creates rights of adverse use or possession, or (z) constitutes an implied dedication of any part of the Property.

(f)  If Borrower shall default under the Indemnity Agreement.

(g)  The occurrence of an Event of Default under any of the Other Mortgages.

(h)           The occurrence of an Event of Default under the Loan Facility Agreement.

Section 11.02                                  REMEDIES UPON DEFAULT.  Upon the happening of an Event of Default, the Secured Indebtedness shall, at the option of Lender, become immediately due and payable, without further notice or demand, and Lender may undertake any one or more of the following remedies:

(a)  Foreclosure.  Institute a foreclosure action in accordance with the law of the State of Minnesota, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents.  In the case of a judicial proceeding, Lender may proceed to final judgment and execution for the amount of the Secured Indebtedness owed as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid.  If Lender is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Lender; and/or

(b)  Power of Sale.  Institute a non-judicial foreclosure proceeding in compliance with applicable law in effect on the date foreclosure is commenced for the Lender to sell the Property either as a whole or in separate parcels as Lender may determine at public sale or sales to the highest bidder for cash, in order to pay the Secured Indebtedness.  If the Property is sold as separate parcels, Lender may direct the order in which the parcels are sold. Lender shall deliver to the purchaser a deed or deeds without covenant or warranty, express or implied. Lender may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time may further postpone the sale by public announcement in accordance with applicable law; and/or

(c)  Entry.  Enter into possession of the Property, lease the Improvements, collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Lender, in Lender’s sole discretion, may elect to the payment of Impositions, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, costs of leasing the Property and reasonable fees and costs of counsel and receivers, and in reduction of the Secured Indebtedness; and/or

(d)  Receivership.  Have a receiver appointed to enter into possession of the Property, lease the Property, collect the Rents and Profits  and apply them as the appropriate court may direct.  Lender shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Borrower or any of the Liable Parties.  Borrower and Liable Parties shall be deemed to have consented to the appointment of the receiver.  The collection or receipt of any of the Rents and Profits by Lender or any receiver shall not affect or cure any Event of Default.

Section 11.03                                  [INTENTIONALLY DELETED]

Section 11.04                                  APPLICATION OF PROCEEDS OF SALE.  In the event of a sale of the Property pursuant to Section 11.02 of this Mortgage, to the extent permitted by law, the Lender shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Secured Indebtedness, including without limitation, the expenses of the sale and of all proceedings in connection with the sale, and reasonable attorneys' fees and expenses; the reimbursement of Lender for all sums expended or incurred by Lender under the terms of this Mortgage or to establish, preserve or enforce this Mortgage or to collect the Secured Indebtedness (including, without limitation, reasonable attorneys' fees as provided herein or in the Note); Impositions, Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness; any accrued interest; any Prepayment Fee; any other unpaid portion of the Secured Indebtedness; and any other amounts owed under any of the Loan Documents.

Section 11.05                                  WAIVER OF JURY TRIAL.  To the fullest extent permitted by law, Borrower and Lender HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY in any action, proceeding and/or hearing on any matter whatsoever arising out of, or in any way connected with, the Note, this Mortgage or any of the Loan Documents, or the enforcement of any remedy under any law, statute, or regulation.  Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.  Each party has received the advice of counsel with respect to this waiver.

Section 11.06                                  LENDER’S RIGHT TO PERFORM BORROWER’S OBLIGATIONS.  Borrower agrees that, if Borrower fails to perform any act or to pay any money which Borrower is required to perform or pay under the Loan Documents, Lender may make the payment or perform the act at the cost and expense of Borrower and in Borrower’s name or in its own name.  Any money paid by Lender under this Section 11.06 shall be reimbursed to Lender in accordance with Section 11.07.

Section 11.07                                  LENDER REIMBURSEMENT.  All payments made, or funds expended or advanced by Lender pursuant to the provisions of Section 11.06 or otherwise in any Loan Document, shall (1) become a part of the Secured Indebtedness, (2) bear interest at the Interest Rate (as defined in the Note) from the date such payments are made or funds expended or advanced, (3) become due and payable by Borrower upon demand by Lender, and (4) bear interest at the Default Rate (as defined in the Note) from the date of such demand.  Borrower shall reimburse Lender within ten (10) days after receipt of written demand for such amounts.

Section 11.08                                  FEES AND EXPENSES.  If Lender becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Borrower, the Property or the title thereto or Lender’s interest under this Mortgage, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Borrower shall reimburse Lender in accordance with Section 11.07 for all reasonable expenses, costs, charges and legal fees incurred by Lender (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.

Section 11.09                                  WAIVER OF CONSEQUENTIAL DAMAGES.  Borrower covenants and agrees that in no event shall Lender be liable for consequential damages, and to the fullest extent permitted by law, Borrower expressly waives all existing and future claims that it may have against Lender for consequential damages.

Article XII.

BORROWER AGREEMENTS AND FURTHER ASSURANCES

Section 12.01                                  PARTICIPATION AND SALE OF LOAN.  Lender may sell, transfer or assign its entire interest or one or more participation interests in the Loan and the Loan Documents pursuant to the terms and condition set forth in Section 7 of the Loan Facility Agreement.

Section 12.02                                  REPLACEMENT OF NOTE.  Upon notice to Borrower of the loss, theft, destruction or mutilation of the Note and receipt by Borrower of Lender’s sworn affidavit confirming same, Borrower will execute and deliver, in lieu of the original Note, a replacement note, identical in form and substance to the Note and dated as of the Execution Date.  Upon the execution and delivery of the replacement note, all references in any of the Loan Documents to the Note shall refer to the replacement note.

Section 12.03                                  BORROWER’S ESTOPPEL.  Within ten (10) business days after a request by Lender (but no more frequently than once in any particular calendar year, unless the same is required in connection with a participation of the Loan or an assignment of the Note), Borrower shall furnish an acknowledged written statement in form reasonably satisfactory to Lender (i) setting forth the amount of the Secured Indebtedness, (ii) stating to Borrower’s knowledge, that either no offsets or defenses exist against the Secured Indebtedness, or if any offsets or defenses are alleged to exist, their nature and extent, (iii)  whether to Borrower’s knowledge, any default then exists under the Loan Documents or any event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such a default, and (iv) any other matters as Lender may reasonably request.

Section 12.04                                  FURTHER ASSURANCES.  Borrower shall, without expense to Lender, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, and financing statements as Lender shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Lender and the Property and rights conveyed or assigned by this Mortgage or which Borrower may become bound to convey or assign to Lender and, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or any of the other Loan Documents, or for filing, refiling, registering, reregistering, recording or re-recording this Mortgage.  If Borrower fails to comply with the terms of this Section within ten (10) days after receiving Lender’s initial written request for such compliance, Lender may, at Borrower’s expense, perform Borrower’s obligations for and in the name of Borrower, and Borrower hereby irrevocably appoints Lender as its attorney-in-fact to do so.  The appointment of Lender as attorney-in-fact is coupled with an interest.

Section 12.05                                  SUBROGATION.  Lender shall be subrogated to the lien of any and all encumbrances against the Property paid out of the proceeds of the Loan and to all of the rights of the recipient of such payment.

Article XIII.

SECURITY AGREEMENT

Section 13.01                                  SECURITY AGREEMENT.

THIS MORTGAGE CREATES A LIEN ON THE PROPERTY. IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS MORTGAGE CONSTITUTES A SECURITY AGREEMENT UNDER THE MINNESOTA UNIFORM COMMERCIAL CODE (THE “U.C.C.”) AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING.  UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, LENDER MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR LENDER MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH LENDER’S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS MORTGAGE.  THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS MORTGAGE IS RELEASED OR SATISFIED OF RECORD.

Section 13.02                                  REPRESENTATIONS AND WARRANTIES.

Borrower warrants, represents and covenants, as of the date hereof and at all times hereafter, as follows:

(a)  Borrower owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except for the Permitted Exceptions, and as otherwise expressly approved by Lender in writing.  Borrower will notify Lender of, and will protect, defend and indemnify Lender against, all claims and demands of all persons at any time claiming any rights or interest in the Personal Property except for the matters aforesaid.

(b)  The Personal Property has not been used and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Borrower’s business.

(c)  Borrower will not remove the Personal Property without the prior written consent of Lender, except the items of Personal Property which are consumed or worn out in ordinary usage shall be promptly replaced by Borrower with other Personal Property of value equal to or greater than the value of the replaced Personal Property.

(d)  Borrower authorizes Lender to file Uniform Commercial Code Financing Statements in any applicable recording or filing office covering any Property or collateral described in this Mortgage or in any of the other Loan Documents.  Borrower is a Delaware limited liability company whose organizational identification number is 4425053.

Section 13.03                                  CHARACTERIZATION OF PROPERTY.  The grant of a security interest to Lender in this Mortgage shall not be construed to limit or impair the lien of this Mortgage or the rights of Lender with respect to any property which is real property or which the parties have agreed to treat as real property.  To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.

Section 13.04                                  PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS.  It is understood and agreed that in order to protect Lender from the effect of U.C.C. Section 9-334, as amended from time to time and as enacted in the State of Minnesota, in the event that Borrower intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:

(a)  Before executing any security agreement or other document evidencing or perfecting the security interest, Borrower shall obtain the prior written approval of Lender.  All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures; (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.

(b)  Borrower shall pay all sums and perform all obligations secured by the security agreement.  A default by  Borrower under the security agreement which continues beyond any notice and/or cure period applicable thereto shall constitute a default under this Mortgage.  If Borrower fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures and such failure continues beyond any notice and/or cure period applicable thereto, Lender, at its option, may pay the secured amount and Lender shall be subrogated to the rights of the holder of the purchase money security interest.

(c)  Lender shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.

(d)  The provisions of subparagraphs (b) and (c) of this Section 13.04 shall not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the rights of the party holding the security interest are expressly subordinated to the lien and security interest of this Mortgage in a manner satisfactory to Lender.

Article XIV.

MISCELLANEOUS COVENANTS

Section 14.01                                  NO WAIVER.  No single or partial exercise by Lender, or delay or omission in the exercise by Lender, of any right or remedy under the Loan Documents shall preclude, waive or limit the exercise of any other right or remedy.  Lender shall at all times have the right to proceed against any portion of, or interest in, the Property without waiving any other rights or remedies with respect to any other portion of the Property.  No right or remedy under any of the Loan Documents is intended to be exclusive of any other right or remedy  but shall be cumulative and, subject to applicable law, may be exercised concurrently with or independently from  any other right and remedy under any of the Loan Documents or under applicable law.

Section 14.02                                  NOTICES.  All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Mortgage shall be in writing.  All notices  shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.

Section 14.03                                  HEIRS AND ASSIGNS; TERMINOLOGY.

(a)  This Mortgage applies to, inures to the benefit of, and binds Lender and Borrower, and their heirs, legatees, devisees, administrators, executors, successors and assigns.  The term “Lender” shall include Lender as defined in the Defined Terms and including any successor direct holder of all or any portion of the Loan from time to time.  The term “Borrower” shall include both the original Borrower and any subsequent owner or owners of any of the Property.  The term “Lender” shall include both the original Lender and any subsequent holder or holders of the Note.  The term “Liable Parties” shall include both the original Liable Parties and any subsequent or substituted Liable Parties.

(b)  In this Mortgage, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

Section 14.04                                  SEVERABILITY.  If any provision of this Mortgage should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Mortgage except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Lender may, at its option, declare the Secured Indebtedness immediately due and payable, but no Prepayment Fee or other premium or penalty shall be due in connection therewith.

Section 14.05                                  APPLICABLE LAW.  This Mortgage shall be construed and enforced in accordance with the laws of the State of Minnesota (the “State”).

Section 14.06                                  CAPTIONS.  The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Mortgage.

Section 14.07                                  TIME OF THE ESSENCE.  Time shall be of the essence with respect to all of Borrower’s obligations under this Mortgage and the other Loan Documents.

Section 14.08                                  NO MERGER.  In the event that Lender should become the owner of the Property, there shall be no merger of the estate created by this Mortgage with the fee estate in the Property.

Section 14.09                                  NO MODIFICATIONS.  This Mortgage may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Borrower and Lender.

Article XV.

NON-UNIFORM COVENANTS

Section 15.01                                  Cross Default and Cross Collateralization.  The Note, the Other Notes and the other Loan Documents and the Loan Facility Agreement are secured by, among other things, this Mortgage and the Other Mortgages (except as specifically set forth in certain Other Mortgages).  The Loan may be accelerated in accordance with the provisions of in any of the Loan Documents and an Event of Default shall occur under this Mortgage upon the occurrence of an Event of Default under any of the Other Mortgages or the Loan Facility Agreement.  In consequence of an Event of Default, Lender may accelerate the Loan and foreclose on or under any one or more of this Mortgage or the Other Mortgages or resort to any one or more of its other rights and remedies under the Other Mortgages or otherwise pursuant to applicable law.  Except as specifically set forth in certain Other Mortgages, all of the properties of all kinds conveyed and/or mortgaged by the Other Mortgages are security for the Loan without allocation of any one or more of the parcels or portions thereof to any portion of the Loan less than the whole amount thereof, except for the sole purpose of paying mortgage registry tax under Minn. Stat. § 287.05.  After application of proceeds to the Note and expenses and legal fees incident to the Note, Lender may allocate any excess proceeds received by Lender upon the exercise of its remedies and rights, including foreclosure, to the Loan, as Lender in its sole discretion may determine to be advisable.  Subject to the requirements of applicable law, Lender may proceed, at the same or different times, to foreclose on or under any one or more of the Mortgage or the Other Mortgages by any proceedings appropriate in the state where any of the land lies, including, private sale, trustee’s sale, or exercise of power of sale if permitted, and no event of enforcement taking place in any state, including without limiting the generality of the foregoing, any pending judicial foreclosure, judgment or decree of foreclosure, judicial foreclosure sale, rents received, possession taken, deficiency judgment or decrees, or judgment taken on the Note, shall in any way stay, preclude or bar enforcement of any of the Loan Documents or the Other Mortgages in this state or any other state, and Lender may pursue any or all of its remedies to the maximum extent permitted by applicable law until all obligations now or hereafter secured by any or all of the Loan Documents or the Other Mortgages have been paid or discharged in full.  Additionally, subject to the requirements of applicable law, and without limitation of any other provision of this Mortgage, if this Mortgage is foreclosed and sale is made of the Property (or any part thereof which remains subject to this Mortgage) pursuant to foreclosure or other proceedings or actions, and if the proceeds of such sale (after application of such proceeds as provided elsewhere in this Mortgage and after deducting all accrued general and special taxes and assessments) are not sufficient to pay the total amount then owing under the Loan Documents (herein sometimes collectively referred to as the “Balance Owed”), then the Loan shall not be satisfied to the extent of the deficiency in such proceeds to pay the Balance Owed, but such Loan shall continue in existence and continue to be evidenced by the Note (to the extent the Note is not paid in full from the proceeds of such sale) and, to the extent the Note is not paid in full from the proceeds of such sale, shall continue to be secured by all of the Other Mortgages.  Subject to the requirements of applicable law, if Lender shall acquire the Property as a result of any such foreclosure sale (whether by bidding all or any portion of the Loan or otherwise), the proceeds of such sale shall not be deemed to include (and Borrower shall not be entitled to any benefit or credit on account of) proceeds of any subsequent sale of the Property by Lender, its successors and assigns.  Without limitation of any other provision hereof, Borrower further agrees that if any of the Other Mortgages are foreclosed and sale is made of any of the property subject to any Other Mortgages, and if the proceeds of such sale (after application of such proceeds as provided for in the Other Mortgages and after deducting all accrued and general and special taxes and assessments) are not sufficient to pay the Loan and any amounts then owing under the Loan Documents, thereby creating a Balance Owed, then the Loan then outstanding shall not be satisfied to the extent of the deficiency in such proceeds to pay such Balance Owed, but the Loan shall continue in existence and shall continue to be secured by this Mortgage (to the extent the Note is not paid in full from the proceeds of such sale) and all of the Other Mortgages existing immediately prior to any such foreclosure, except such Other Mortgages foreclosed upon.  No release of personal liability of any person whatsoever and no release of any portion of the property now or hereafter subject to the lien of this Mortgage or any of the Other Mortgages shall have any effect whatsoever by way of impairment or disturbance of the lien or priority of any of this Mortgage or any of the Other Mortgages or the unreleased properties encumbered by any of the Other Mortgages.  To the extent permitted by applicable law, Borrower hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein.  Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage or the Other Mortgages on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

Section 15.02                                  RIGHT OF SUBSTITUTION.  Borrower shall have the right to substitute different individually subdivided properties for all but not less than all of the Real Property pursuant to terms and conditions of Section 3.3 of the Loan Facility Agreement.

Section 15.03                                  PARTIAL RELEASE.  Borrower shall have the right to release the Real Property from the lien of Mortgage pursuant to the terms and conditions of Section 3.4 of the Loan Facility Agreement.

Section 15.04                                  STATE SPECIFIC PROVISIONS.  A Minnesota rider is attached hereto and made a part hereof as Exhibit F (the “Minnesota Rider”).  Notwithstanding anything contained in this Mortgage, in the event of a conflict between the provisions of the Minnesota Rider and any other part of this Mortgage, the terms and provisions of the Minnesota Rider shall modify and supersede and shall govern and control over such other conflicting portion of this Mortgage.

[Remainder of Page Intentionally Left Blank;
Signature Page Follows]
IN WITNESS WHEREOF, Borrower has executed this Mortgage as of the Execution Date.

BORROWER:

HINES REIT MINNEAPOLIS INDUSTRIAL LLC, a Delaware liability company

By:
Name:
Title:

STATE OF TEXAS                                                      )
)
COUNTY OF HARRIS                                                      )

The foregoing instrument was acknowledged before me this __ day of December, 2007, by _____________________, the _____________ of Hines REIT Minneapolis Industrial LLC, a Delaware limited liability company, on behalf of said limited liability company.

___________________________________
[Notary Seal]                                                                                                Notary                      Public

My Commission Expires: __________________________

EXHIBIT “A”

PROPERTY DESCRIPTION

10900 Hampshire Avenue South, Bloomington, Minnesota

Parcel A: Lot 1, Block 1, Noble Addition, Hennepin County, Minnesota.

Torrens Property
Torrens Certificate No. 1212835

Parcel B: Non-exclusive easements for ponding and conservation purposes over parts of Outlot A, Noble Addition, as contained in the Drainage Pond/Wetland Agreement and Easement dated February 9, 1998, recorded February 20, 1998 in the office of the Hennepin County Registrar of Titles as Doc. No. 2889549.

7600-7688 Executive Drive, Eden Prairie, Minnesota

Lot 1, Block 1, Edenvale Executive Center, Hennepin County, Minnesota.

(Certificate of Title No. 1212836)

2200 University Avenue West, St. Paul, Minnesota

Parcel 1:

Lots 88, 89, 90 and 91, and the Southeasterly 20.00 feet of vacated Pillsbury Street lying Southwesterly of the Northwesterly extension of the Northeasterly line of said Lot 88, and lying Northeasterly of the Northwesterly extension of the Southwesterly line of said Lot 88, all being in "Hewitts Out Lots First Division", according to the recorded plat thereof, Ramsey County, Minnesota, excepting therefrom the Southwesterly 27.00 feet of the Southeasterly 279.00 feet.

Parcel 2:

Lot 87, "Hewitts Out Lots First Division", according to the recorded plat thereof, together with those parts of vacated Pillsbury Street and Myrtle Avenue accruing thereto by reason of the vacation thereof.

Parcel 3:

Lot 86 of "Hewitts Out Lots First Division", according to the plat thereof on file and of record in the Office of the Register of Deeds of Ramsey County, together with that part of vacated Myrtle Avenue accruing thereto by reason of the vacation thereof.

Parcel 4:

Lot 85, "Hewitts Out Lots First Division", according to the recorded plat thereof, together with that part of vacated Myrtle Avenue accruing thereto by reason of the vacation thereof.

Parcel 5:

That part of vacated Myrtle Avenue accruing to Lot 84, "Hewitts Out Lots First Division", according to the recorded plat thereof, by reason of the vacation thereof.

Parcel 6:

That part of vacated Pillsbury Street accruing to Lot 88 except the Southeasterly 20.00 feet thereof lying Southwesterly of the Northwesterly extension of the Northeasterly line of said Lot 88, and lying Northeasterly of the Northwesterly extension of the Southwesterly line of said Lot 88, located in "Hewitts Out Lots First Division", according to the recorded plat thereof, Ramsey County, Minnesota.

Parcel 7:

Subject to and together with the benefits and burdens of Mutual Easement and Operating Agreement dated March 9, 1994, filed of record March 22, 1994 as Document No. 2794418.

5900 Golden Hills Drive, Golden Valley, Minnesota

PARCEL 1:
Lot 2, Block 1, Golden Hills West P.U.D. No. 78, according to the recorded plat thereof, Hennepin County, Minnesota.

(Torrens property: Part of certificate of title number 1212838).

PARCEL 2:
Non-exclusive easement for storm water runoff and signage purposes over part of Lot 1, Block 2, Golden Hills West 3rd Addition, Hennepin County, Minnesota, as contained and described in the instrument recorded as Document No. 6771060 in the office of the County Recorder and recorded as Document No. 2835274 in the office of the Registrar of Titles, Hennepin County, Minnesota.

PARCEL 3:
Non-exclusive easement to connect to and use the storm water retention pond located on Lot 1, Block 2, Golden Hills West 3rd Addition, Hennepin County, Minnesota, as contained and described in the Pond Easement Agreement recorded as Document No. 6995577 in the office of the County Recorder and recorded as Document No. 3077426 in the office of the Registrar of Titles, Hennepin County, Minnesota.

6100 Golden Hills Drive, Golden Valley, Minnesota

PARCEL 1:
Lot 1, Block 1, Golden Hills West P.U.D. No. 78, according to the recorded plat thereof, Hennepin County, Minnesota.

(abstract and torrens property, torrens certificate of title no. 1212700)

PARCEL 2:
Non-exclusive easement to connect to and use the storm water retention pond located on Lot 1, Block 2, Golden Hills West 3rd Addition, Hennepin County, Minnesota, as contained and described in the Pond Easement Agreement recorded as Document No. 6995577 in the office of the County Recorder and recorded as Document No. 3077426 in the office of the Registrar of Titles, Hennepin County, Minnesota.

6105 Golden Hills Drive, Golden Valley, Minnesota

PARCEL 1:
Lot 1, Block 2, Golden Hills West 4th Addition, according to the recorded plat thereof, Hennepin County, Minnesota.

PARCEL 2:
Non-exclusive easement to connect to and use the storm water retention pond located on Lot 1, Block 2, Golden Hills West 3rd Addition, Hennepin County, Minnesota, as contained in the Pond Easement Agreement recorded as Document No. 6995577 in the office of the County Recorder and recorded as Document No. 3077426 in the office of the Registrar of Titles, Hennepin County, Minnesota.

(Abstract property).

800 South Fifth Street, Hopkins, Minnesota

PARCEL 1:
Lots 5, 6, 7, 8, 9, 10, 11, 14, 15, and 16, Block 52, West Minneapolis, except that part of said Lots 5, 6, 7, 8, 9, 14, 15, and 16 embraced within the plat of Supervalu Second Addition;

Lot 12, Block 52, West Minneapolis, except that part of said Lot 12 lying Southwesterly of Line A described below;

Lot 13, Block 52, West Minneapolis, except that part of said Lot 13 embraced within the plat of Supervalu Second Addition, and further excepting that part of said Lot 13 lying southwesterly of Line A described below and southeasterly of the following described line: Beginning at the point of termination of Line A; thence southwesterly along a curve parallel with and 30.00 feet southeasterly of the curved southeasterly line of Supervalu Second Addition to the southerly line of said Lot 13 and there terminating;

That part of the vacated alley in said Block 52 lying southerly of the plat of Supervalu Second Addition and northerly of Line A described below;

That part of the west half of vacated 9th Avenue lying northerly of the extension across it of the south line of said Block 52 and southerly of the plat of Supervalu Second Addition;

Line A: Commencing at the southeast corner of said Lot 12; thence North 89 degrees 21 minutes 26 seconds West, assumed bearing, along the south line of said Lot 12 a distance of 82.65 feet to the actual point of beginning of the line to be described; thence northwesterly a distance of 65.25 feet along a tangential curve concave to the northeast having a radius of 89.50 feet and a central angle of 41 degrees 46 minutes 08 seconds; thence North 47 degrees 35 minutes 18 seconds West, tangent to last described curve, a distance of 32.53 feet to the intersection with a line drawn parallel with and 30.00 feet southeasterly of the curved southeasterly line of Supervalu Second Addition and there terminating.

Torrens property: Certificate of Title No. 1212837.

PARCEL 2:
That part of Lot 7, Auditor's Subdivision Number 195, and the East 1/2 of vacated 9th Avenue adjacent to said Lot 7, which lies southerly and southeasterly of a line described as follows: Beginning at the intersection of the center line of 5th Street South and the center line of 7th Avenue as dedicated in the recorded plat of West Minneapolis; thence Westerly, along the westerly extension of the center line of said 5th Street South, a distance of 127.00 feet; thence Westerly a distance of 576.03 feet along a tangential curve concave to the South having a radius of 835.19 feet and a central angle of 39 degrees 31 minutes 00 seconds; thence Southwesterly, a distance of 255.54 feet, along a compound curve concave to the Southeast having a radius of 563.48 feet and a central angle of 25 degrees 59 minutes 00 seconds; thence Southwesterly, tangent to the last described curve, a distance of 176.85 feet; thence Southwesterly a distance of 209.78 feet, along a tangential curve concave to the Northwest having a radius of 183.69 feet and a central angle of 65 degrees 26 minutes 00 seconds and said line there terminating.

Abstract property.

10025 Valley View Road, Bloomington, Minnesota

Parcel 1:

Lot 1, Block 1, Norseman Industrial Park 6th Addition, Hennepin County, Minnesota.

Parcel 2:

Non-exclusive easements for drainage and driveway purposes over part of Lot 2, Block 1, Norseman Industrial Park 6th Addition, as contained and described in the Warranty Deed recorded as Document No. 5046619 in the office of the Hennepin County Recorder.

(abstract property)

EXHIBIT “B”

LEASING GUIDELINES

“Leasing Guidelines” shall mean the guidelines approved in writing by Borrower and Lender, from time to time, with respect to the leasing of the Property.  The following are the initial Leasing Guidelines:

(1)	The Lease does not deviate substantially from the standard lease form.

(2)	The leased space does not exceed 40,000 square feet of Net Rentable Area.

(3)
Effective Base Rent, Percentage Rent and the Tenant's obligations, if any, to pay CAM, taxes, insurance and other operating expenses collectively are at the then current prevailing market rates for similar tenant leases in similarly situated office buildings.

(4)	There exists no uncured Event of Default under the Loan Documents.
EXHIBIT “C”

REPORTS

Property Condition Reports.

1.	Property Evaluation Report for 800 South 5th Street, Hopkins, Minnesota prepared by LM Consultants, Inc. dated September 28, 2007 and designated Project No. 693.008.08.

2.	Property Evaluation Report for 2200 University Avenue West, Saint Paul, Minnesota prepared by LM Consultants, Inc. dated September 28, 2007 and designated Project No. 693.008.06.

3.	Property Evaluation Report for 6100 Golden Hills Drive, Golden Valley, Minnesota prepared by LM Consultants, Inc. dated September 25, 2007 and designated Project No. 693.008.03.

4.	Property Evaluation Report for 6105 Golden Hills Drive, Golden Valley, Minnesota prepared by LM Consultants, Inc. dated September 28, 2007 and designated Project No. 693.008.04.

5.	Property Evaluation Report for 5900 Golden Hills Drive, Golden Valley, Minnesota prepared by LM Consultants, Inc. dated September 28, 2007 and designated Project No. 693.008.02.

6.	Property Evaluation Report for 10900 Hampshire Avenue South, Bloomington, Minnesota prepared by LM Consultants, Inc. dated September 28, 2007 and designated Project No. 693.008.05.

7.	Property Evaluation Report for 10025 Valley View Road, Eden Prairie, Minnesota prepared by LM Consultants, Inc. dated September 28, 2007 and designated Project No. 693.008.07.

8.	Property Evaluation Report for 7600 and 7688 Executive Drive, Eden Prairie, Minnesota prepared by LM Consultants, Inc. dated September 28, 2007 and designated Project No. 693.008.01.

Environmental Reports.

1.	Phase I Environmental Site Assessment for 7650 Executive Drive, Eden Prairie, Minnesota prepared by Geomatrix Consultants, Inc. dated October 5, 2007 and designated Project No. 013781.000.0.

2.	Phase I Environmental Site Assessment for 800 South 5th Street, Hopkins, Minnesota prepared by Geomatrix Consultants, Inc. dated October 5, 2007 and designated Project No. 013781.000.0.

3.	Phase I Environmental Site Assessment for 2200 University Avenue West, St. Paul, Minnesota prepared by Geomatrix Consultants, Inc. dated October 5, 2007 and designated Project No. 013781.000.0.

4.	Phase I Environmental Site Assessment for 6100 Golden Hills Drive, Golden Valley, Minnesota prepared by Geomatrix Consultants, Inc. dated October 5, 2007 and designated Project No. 013781.000.0.

5.	Phase I Environmental Site Assessment for 6105 Golden Hills Drive, Golden Valley, Minnesota prepared by Geomatrix Consultants, Inc. dated October 5, 2007 and designated Project No. 013781.000.0.

6.	Phase I Environmental Site Assessment for 5900 Golden Hills Drive, Golden Valley, Minnesota prepared by Geomatrix Consultants, Inc. dated October 5, 2007 and designated Project No. 013781.000.0.

7.	Phase I Environmental Site Assessment for 10900 Hampshire Avenue South, Bloomington, Minnesota prepared by Geomatrix Consultants, Inc. dated October 5, 2007 and designated Project No. 013781.000.0.

8.	Phase I Environmental Site Assessment for 10025 Valley View Road, Eden Prairie, Minnesota prepared by Geomatrix Consultants, Inc. dated October 5, 2007 and designated Project No. 013781.000.0.

9.	Phase I Environmental Site Assessment for 7600 Executive Drive, Eden Prairie, Minnesota prepared by Geomatrix Consultants, Inc. dated October 5, 2007 and designated Project No. 013781.000.0.

EXHIBIT “D”

OTHER NOTES

Promissory Note dated December 20, 2007 executed by Hines REIT 2200 Ross Avenue LP, a Delaware limited partnership, in favor of Lender.

EXHIBIT “E”

OTHER MORTGAGES

Deed of Trust, Security Agreement and Fixture Filing dated December 20, 2007 by Hines REIT 2200 Ross Avenue LP, a Delaware limited partnership, to Lender.
EXHIBIT “F”

MINNESOTA RIDER

1.       Drafting Information.  This instrument was drafted by:

Rachel S. Brown, Esq.
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661

2.       Secured Obligations.  Notwithstanding anything in this Mortgage to the contrary, this Mortgage shall secure the following obligations:

(a)           the debt evidenced by the Note in the principal face amount of Forty-Five Million and 00/100 Dollars ($45,000,000.00);

(b)           any and all other charges and amounts payable under the Note, this Mortgage or the Loan Documents, as are exempt from Minnesota mortgage registry tax (the “Registry Tax”) under Minn. Stat. § 287.05, Subd. 4;

(c)           any and all charges, amounts and non-monetary obligations under the Note, this Mortgage or the Loan Documents, which are not otherwise subject to Registry Tax;

(d)           any and all charges and amounts payable under the Note, this Mortgage or the Loan Documents, not referred to in clauses (a), (b) or (c) on which the Registry Tax has been paid; and

(e)           interest from time to time payable on any or all of the foregoing.

3.       Minnesota Remedies.  If an Event of Default exists, Lender may, at Lender’s election, exercise any of the following rights, remedies and recourses:

(a)           Foreclosure and Sale.  Foreclose this Mortgage by judicial proceedings or by advertisement with full authority to sell the Property at public auction and convey the same to the purchaser in fee simple, all in accordance with and in the manner prescribed by law, and out of the proceeds arising from sale and foreclosure to retain the principal, the Prepayment Fee, and interest due on the Note and the Secured Indebtedness, together with all sums of money as Lender shall have expended or advanced pursuant to this Mortgage or pursuant to statute, together with interest thereon as provided in the Loan Documents, and all costs and expenses of such foreclosure, including lawful attorneys’ fees with the balance, if any, due to be paid to the person entitled thereto by law.

(b)           Receiver.  As a matter of right, without notice and without regard to the solvency or insolvency of Borrower, or the existence of waste of the Property or adequacy of the security of the Property, and without giving bond, apply for the appointment of a receiver in accordance with the statutes and law made and provided for who shall have all the rights, powers and remedies as provided by such statute or law, including without limitation the rights of receiver pursuant to Minn. Stat. Section 576.01, as amended, and who shall from the date of its appointment through any period of redemption existing at law collect the Rents and Profits, manage the Property so as to prevent waste, execute leases within or beyond the period of receivership, pay all expenses for normal maintenance of the Property, and perform the terms of this Mortgage and apply the Rents and Profits to the payment of the expenses enumerated in Minn. Stat. Section 576.01, Subd. 2 in the priority mentioned therein and to all expenses for maintenance of the Property and to the costs and expenses of the receivership, including attorneys’ fees, to the repayment of the Secured Indebtedness and as further provided in the Assignment of Leases executed by Borrower to Lender whether contained in this Mortgage or in a separate instrument.  Borrower does hereby irrevocably consent to such appointment.

(c)           U.C.C.  Exercise all rights, remedies and recourse available to a secured party under the U.C.C. (in addition to the rights available to a Lender of real property), including the right to proceed under the provisions of the U.C.C. governing default as to any collateral which may be included on the Property or which may be deemed non-realty in a foreclosure of this Mortgage or to proceed as to such collateral in accordance with the procedures and remedies available pursuant to a foreclosure of real estate.

4.       Acknowledgment of Waiver of Hearing Before Sale.  Borrower understands and agrees that if an Event of Default shall occur, Lender has the right, inter alia, to foreclose this Mortgage by advertisement pursuant to Minn. Stat. Chapter 580, as hereafter amended, or pursuant to any similar or replacement statute hereafter enacted; that if Lender elects to foreclose by advertisement, it may cause the Property or any part thereof to be sold at public action; that notice of such sale must be published for six (6) successive weeks at least once a week in a newspaper of general circulation, and that no personal notice is required to be served upon Borrower.  Borrower further understands that upon the occurrence of an Event of Default, Lender may also elect its rights under the U.C.C. and take possession of the non-real estate items of the Property and dispose of the same by sale or otherwise in one or more parcels, provided that at least ten (10) days’ prior notice of such disposition must be given, all as provided for by the U.C.C., as hereinafter amended or by any similar or replacement statute hereafter enacted.  Borrower further understands that under the Constitution of the United States and the Constitution of the State of Minnesota it may have the right to notice and hearing before the Property may be sold and that the procedure for foreclosure by advertisement described above does not insure that notice will be given to Borrower and neither said procedure for foreclosure by advertisement nor the UCC requires any hearing or other judicial proceeding.  BORROWER HEREBY EXPRESSLY CONSENTS AND AGREES THAT THE PROPERTY MAY BE FORECLOSED BY ADVERTISEMENT AND THAT THE PERSONAL PROPERTY MAY BE DISPOSED OF PURSUANT TO THE U.C.C., ALL AS DESCRIBED ABOVE.  BORROWER ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS DOCUMENT THIS SECTION AND BORROWER’S CONSTITUTIONAL RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT BORROWER UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.

5.       Leases and Rents.  (a)  Upon the occurrence of any Event of Default, Borrower’s revocable license to collect the Rents and Profits set forth in the Mortgage (and the Income as defined and set forth in the separate Assignment of Leases) executed by Borrower to Lender shall immediately cease and terminate.  Upon or at any time during the continuance of an Event of Default, including but not limited to failure of the Borrower to pay any of the items set forth in subparagraphs 5(c)(i) (v) below, or if any material representation or warranty herein proves to be untrue, then the Lender, without regard to waste, adequacy of the security or solvency of the Borrower, may declare all obligations immediately due and payable and may, at its option, without notice:

(i)        In person or by agent, with or without taking possession of or entering the Property, with or without bringing any action or proceeding, give, or require the Borrower to give, notice to the tenants under the Leases authorizing and directing the tenants to pay all Rents and Profits directly to the Lender; collect all of the Rents and Profits; enforce the payment thereof and exercise all of the rights of the Borrower under the Leases and all of the rights of the Lender hereunder; and may enter upon, take possession of, manage and operate the Property, or any part thereof; may cancel, enforce or modify the Leases, and fix or modify Rents and Profits, and do any acts which the Lender deems proper to protect the security hereof, and/or

(ii)           Whether or not foreclosure proceedings have commenced or a foreclosure sale has occurred, apply for appointment of a receiver in accordance with the statutes and law made and provided for, which receivership Borrower hereby consents to, who shall collect the Rents and Profits; manage the Property so to prevent waste; execute Leases within or beyond the period of receivership; perform the terms of this Mortgage and apply the Rents and Profits as hereinafter provided.

(b)           The exercise of any of the foregoing rights or remedies and the application of the Rents and Profits pursuant to this Rider, shall not cure or waive any Event of Default (or notice of default) or invalidate any act done pursuant to such notice nor in any way operate to prevent the Lender from pursuing any remedy which now or hereafter it may have under the terms and conditions of the Mortgage or the Note secured thereby or any other instruments securing the same.  The rights and powers of the Lender hereunder shall remain in full force and effect both prior to and after any foreclosure of the Mortgage and any sale pursuant thereto and until expiration of the period of redemption from said sale, regardless of whether a deficiency remains from said sale.  The purchaser at any foreclosure sale, including the Lender, shall have the right, at any time and without limitation as provided in Minn. Stat. Section 582.03, to advance money to any receiver appointed hereunder to pay any part or all of the items which the receiver would otherwise be authorized to pay if cash were available from the Property and the sum so advanced, with interest at the rate then in effect under the terms of the Note, shall be a part of the sum required to be paid to redeem from any foreclosure sale.  The rights under this Paragraph 5(b) shall in no way be dependent upon and shall apply without regard to whether the Property is in danger of being lost, materially injured or damaged or whether the Property is adequate to discharge the Secured Indebtedness.

(c)           Notwithstanding anything in this Mortgage or the other Loan Documents to the contrary, and specifically replacing contrary provisions in this Mortgage and in the Assignment of Leases, all Rents and Profits collected by Lender or the receiver each month following the occurrence and continuance of an Event of Default shall be applied as follows:

(i)        to payment of all reasonable fees of the receiver approved by the court;

(ii)           to payment of all tenant security deposits then owing to tenants under any of the Leases pursuant to the provisions of Minn. Stat. § 504B.178;

(iii)           to payment of all prior or current Impositions with respect to the Mortgaged Property, or if this Mortgage or any other instrument relating to the obligations requires periodic escrow payments for such Impositions, to the escrow payments then due;

(iv)           to payment of all Premiums then due, or if this Mortgage or any other instrument relating to the obligations requires periodic escrow payments for such Premiums, to the escrow payments then due;

(v)        to payment of expenses incurred for normal maintenance of the Property;

(vi)           if received prior to any foreclosure sale of the Property pursuant to this Mortgage, to Lender for payment of the Secured Indebtedness, but no such payment made after acceleration of the Secured Indebtedness shall affect such acceleration; and

(vii)           if the Property shall be foreclosed and sold pursuant to a foreclosure sale, then:

(A)           If the Lender is the purchaser at the foreclosure sale, the Rents and Profits shall be paid to the Lender to be applied to the extent of any deficiency remaining after the sale, the balance to be retained by the Lender, and if the Property be redeemed by the Borrower or any other party entitled to redeem, to be applied as a credit against the redemption price with any remaining excess Rents and Profits to be paid to the Borrower, provided, if the Property not be redeemed, any remaining excess Rents and Profits to belong to the Lender, whether or not a deficiency exists; and

(B)           If the Lender is not the purchaser at the foreclosure sale, the Rents and Profits shall be paid to the Lender to be applied first, to the extent of any deficiency remaining after the sale, the balance to be retained by the purchaser, and if the Property be redeemed by the Borrower or any other party entitled to redeem, to be applied as a credit against the redemption price with any remaining excess Rents and Profits to be paid to the Borrower, provided, if the Property not be redeemed any remaining excess Rents and Profits shall be paid first, to the purchaser at the foreclosure sale in an amount equal to the interest accrued upon the sale price pursuant to Minn. Stat. Section 580.23 or Section 581.10, then to the Lender to the extent of any deficiency remaining unpaid and the remainder to the purchaser.

The rights and powers of Lender and receivers under this Mortgage and the application of Rents and Profits under this Rider shall continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale.

6.       Borrower’s Federal Taxpayer Identification Number.  The following information supplements that given in the Defined Terms of this Mortgage:

The Federal taxpayer identification number of Borrower (debtor) is 26-1093863.

7.       Non-Agricultural Use.  Borrower represents and warrants that as of the date of this Mortgage the Property is not in agricultural use as defined in Minn. Stat. § 40A.02, Subd. 3 and is not used for agricultural purposes.

8.       Maturity Date.  The latest obligation secured by this Mortgage matures on January 1, 2013 (the “Maturity Date”).

9.       Future Advances.  To the extent that this Mortgage is deemed to secure future advances including, but not limited to, interest accrued at the Default Rate (as defined in the Note), the amount of such advances is not currently known.  The delivery and acceptance of this Mortgage by Borrower and Lender, however, constitutes an acknowledgment that Borrower and Lender are aware of the provisions of Minn. Stat. § 287.05, Subd. 5, and intend to comply with the requirements contained therein.  The maximum principal amount of indebtedness secured by this Mortgage at any one time, excluding any amounts constituting an “indeterminate amount” under Minn. Stat. § 287.05, Subd. 5, and excluding advances made by the Lender in protection of the Property or the lien of this Mortgage, shall be $45,000,000.00.  The representations contained in this Rider are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Mortgage.  Borrower acknowledges that such representations do not constitute or imply an agreement by Lender to make any future advances to Borrower.

10.           Mortgage Registry Tax.  Borrower covenants and agrees to pay any mortgage registry tax or additional mortgage registry tax payable for this Mortgage pursuant to Minn. Stat. Ch. 287.
12.           Fixture Financing Statement.  This Mortgage shall be deemed to be a fixture financing statement within the meaning of the Minnesota Uniform Commercial Code and for such purpose, the following information is given:

a.	Name and address of Debtor:	The Borrower as set forth in the Defined Terms
b.	Type of organization:	Limited Liability Company
c.	Jurisdiction of organization:	Delaware
d.	Organization ID No.:	4425053
e.	Name and address of Secured Party:	The Lender as set forth in the Defined Terms
f.	Description of the types (or items) of property covered by this Financing Statement:	See Article 1 of this Mortgage
g.	Description of real estate to which the collateral is attached or upon which it is or will be located:	See Exhibit “A” hereto
h.	Record owner of real estate to which the collateral is attached or upon which it is or will be located:	Borrower

Some of the above-described collateral is or is to become fixtures upon the above-described real estate and this Financing Statement is to be filed for record in the public real estate records.

13.           Wells and Sewage Systems.  Borrower does not know of any Wells (as defined by Minn. Stat. §103I.005, subd. 21, as amended) on the Property, nor of any individual sewage systems on or serving the Property, within the meaning of Minn. Stat. §115.55, subd. c, as amended.